===============================================================================
                                                                 EXHIBIT 4.3.1




                              AMENDED AND RESTATED

                                CREDIT AGREEMENT


                                      AMONG


                        PAXSON COMMUNICATIONS CORPORATION


                               The Several Lenders
                        from Time to Time Parties Hereto


                                       and


                         UNION BANK OF CALIFORNIA, N.A.,
                                  AS THE AGENT


                          DATED AS OF NOVEMBER 19, 1996

===============================================================================

                                TABLE OF CONTENTS



                                                                                              Page
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
                                     SECTION 1. DEFINITIONS...........................         1

1.1   Defined Terms ..................................................................         1
1.2   Other Definitional Provisions ..................................................        24

                    SECTION 2. AMOUNT AND TERMS OF COMMITMENTS........................        24

2.1   Revolving Credit Commitments ...................................................        24
2.2   Procedure for Borrowing ........................................................        24
2.3   Commitment Fee .................................................................        25
2.4   Repayment of Loans; Evidence of Debt ...........................................        25
2.5   Optional Prepayments ...........................................................        26
2.6   Termination or Reduction of Commitments and Mandatory Prepayments ..............        26
2.7   Conversion and Continuation Options ............................................        28
2.8   Minimum Amounts and Maximum Number of Tranches .................................        28
2.9   Interest Rates and Payment Dates ...............................................        29
2.10  Computation of Interest and Fees ...............................................        29
2.11  Inability to Determine Interest Rate ...........................................        29
2.12  Pro Rata Treatment and Payments ................................................        30
2.13  Illegality .....................................................................        31
2.14  Requirements of Law ............................................................        31
2.15  Taxes ..........................................................................        32
2.16  Indemnity ......................................................................        34
2.17  Change of Lending Office .......................................................        34
2.18  Further Assurances Regarding Security; Additional Security .....................        34

                      SECTION 3. REPRESENTATIONS AND WARRANTEES ......................        36

3.1   Organization, Powers, Good Standing and Business ...............................        36
3.2   Authorization of Borrowing, etc.................................................        38
3.3   Financial Condition ............................................................        39
3.4   No Material Adverse Change; No Restricted Payments .............................        40
3.5   Title To Properties; Liens .....................................................        40
3.6   Litigation; Adverse Facts ......................................................        40
3.7   Payment of Taxes ...............................................................        40
3.8   Performance of Agreements ......................................................        41
3.9   Governmental Regulation ........................................................        41
3.10  Securities Activities ..........................................................        41
3.11  Employee Benefit Plans .........................................................        41
3.12  Certain Fees ...................................................................        42
3.13  Environmental ..................................................................        42
3.14  Solvency .......................................................................        44
3.15  Related Documents ..............................................................        44


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
3.16  Insurance ......................................................................        44
3.17  Intellectual Property ..........................................................        44
3.18  Disclosure .....................................................................        44
3.19  Security Documents .............................................................        45
3.20  Purposes of Loans ..............................................................        45

                         SECTION 4. CONDITIONS PRECEDENT..............................        45

4.1   Conditions to Initial Loans ....................................................        45
4.2   Conditions to Each Loan ........................................................        48

                         SECTION 5. AFFIRMATIVE COVENANTS.............................        49

5.1   Financial Statements and Systems ...............................................        49
5.2   Maintenance of Existence, etc. .................................................        53
5.3   Payment of Taxes and Claims; Tax Consolidation .................................        53
5.4   Maintenance of Properties; Insurance ...........................................        53
5.5   Inspection; Lender Meeting .....................................................        54
5.6   Compliance with Laws, etc.......................................................        54
5.7   Compliance with Related Documents ..............................................        54
5.8   Environmental Disclosure and Inspection ........................................        54
5.9   Hazardous Materials; the Borrower's Remedial Action ............................        56
5.10  FCC Licenses ...................................................................        56
5.11  Additional Loan Parties ........................................................        56
5.13  Corporate Separateness; Tax Sharing Agreement ..................................        57

                       SECTION 6. NEGATIVE COVENANTS..................................        57

6.1   Financial Condition Covenants ..................................................        58
6.2   Limitation on Indebtedness .....................................................        59
6.3   Liens and Related Matters ......................................................        60
6.4   Investments; Joint Ventures ....................................................        61
6.5   Contingent Obligations .........................................................        63
6.6   Restricted Payments ............................................................        64
6.7   Restriction on Fundamental Changes; Asset Sales ................................        65
6.8   [INTENTIONALLY LEFT BLANK] .....................................................        65
6.9   Sales and Lease-Backs ..........................................................        66
6.10  Sale or Discount of Receivables ................................................        66
6.11  Transactions with Shareholders and Affiliates ..................................        66
6.12  Disposal of Subsidiary Stock ...................................................        66
6.13  Conduct of Business ............................................................        66
6.14  Amendments or Waivers of Related Documents and Charter Documents;
      Limitation on Optional Payments ................................................        67
6.15  Fiscal Year ....................................................................        67

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

                         SECTION 7. EVENTS OF DEFAULT ................................        68
                             SECTION 8. THE AGENT ....................................        71

8.1    Appointment
8.2    Delegation of Duties ..........................................................        72
8.3    Exculpatory Provisions ........................................................        72
8.4    Reliance by the Agent .........................................................        72
8.5    Notice of Default .............................................................        72
8.6    Non-Reliance on the Agent and Other Lenders ...................................        73
8.7    Indemnification ...............................................................        73
8.8    The Agent in Its Individual Capacity ..........................................        74
8.9    Successor the Agent ...........................................................        74

                              SECTION 9. MISCELLANEOUS................................        74

9.1    Amendments and Waivers ........................................................        74
9.2    Notices .......................................................................        75
9.3    No Waiver; Cumulative Remedies ................................................        75
9.4    Survival of Representations and Warranties ....................................        76
9.5    Payment of Expenses and Taxes .................................................        76
9.6    Successors and Assigns; Participations and Assignments ........................        76
9.7    Adjustments; Set-off ..........................................................        79
9.8    Counterparts; Effectiveness ...................................................        79
9.9    Severability ..................................................................        79
9.10   Integration ...................................................................        80
9.11   GOVERNING LAW .................................................................        80
9.12   Submission To Jurisdiction; Waivers ...........................................        80
9.13   Acknowledgements ..............................................................        80
9.14   WAIVERS OF JURY TRIAL .........................................................        81
9.15   Confidentiality ...............................................................        81

SCHEDULES

1.1A       Lenders, Commitments and Addresses
1.1B       Pricing Grid
1.1C       Preapproved Acquisitions
1.1D       License Companies and Partners
1.1E       Discontinued Operations
1.1F       Applicable Commitment Fee Rates
3.1(d)     Ownership of Subsidiaries
3.1(e)     FCC Licenses, Radio and Television Stations
3.1(f)     Real Property
3.16       Insurance
3.17(b)    Intellectual Property
3.19(b)    UCC Filing Offices
5.10       Certain FCC Licenses
6.2(e)     Existing Indebtedness and Liens
6.4(f)     Existing Investments
7(r)       Certain Minority Interests

EXHIBITS

A          Form of Note
B          Form of Amended and Restated Borrower Pledge Agreement
C          Form of Amended and Restated Borrower Security Agreement
D          Form of Amended and Restated Subsidiaries Guarantee
E          Form of Amended and Restated Subsidiaries Pledge Agreement
F          Form of Amended and Restated Subsidiaries Security Agreement
G          Form of Borrowing Certificate
H          Form of Assignment and Acceptance

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 19, 1996, among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and UNION BANK OF CALIFORNIA, N.A., as Agent for the Lenders hereunder.

                                   WITNESSETH:

         WHEREAS, the Borrower has requested the Lenders to amend and restate its Credit Agreement (the "Existing Credit Agreement") dated as of December 19, 1995 to make available a $200,000,000 revolving credit facility to be used by the Borrower to make Permitted Purchases (each term and each other capitalized term used but not defined in this introductory statement shall have the meaning assigned to such term in subsection 1.1) and for general corporate purposes (including any Investment permitted under the terms hereof).

         NOW THEREFORE, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisition Capital Expenditures": expenditures to improve or upgrade the assets acquired pursuant to any Permitted Acquisition or Preapproved Acquisition or certain assets owned by the Borrower or any of its Subsidiaries as of the Closing Date and (a) in the case of a Permitted Acquisition, specifically identified in writing to the Lenders prior to the consummation of such Permitted Acquisition or (b) in the case of assets owned as of the Closing Date or a Preapproved Acquisition, specified in Schedule 1.1C.

                  "Adjusted Consolidated Operating Cash Flow": (a) at any date on or prior to December 31, 1998, the sum of (i) the Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for the twelve most recently ended calendar months for which the Lenders shall have received financial statements pursuant to subsection 5.1(b)(i), minus
         (ii) Consolidated Operating Cash Flow of the INTV Properties for such twelve-month period, plus (iii) the product of (x) four times (y) the Consolidated Operating Cash Flow of the INTV Properties for the three most recently ended calendar months for which the Lenders shall have received financial statements pursuant to subsection 5.1(b)(i), plus
         (iv) in the case of any calculation of Adjusted Consolidated Operating Cash Flow at any date occurring on or before September 30, 1997, Consolidated Corporate Overhead of the Borrower and its Subsidiaries for that portion of the period from January 1, 1996 through September 30, 1996, which is included in the twelve-month period covered by such calculation in accordance with clauses (i) and (ii) of this definition; and (b) at any date after December 31, 1998, Consolidated Operating Cash Flow of the Borrower and its Subsidiaries.

                  "Adjustment Date": with respect to the effectiveness of any change in the Applicable Margin:

                           (a) the Closing Date; and

                           (b) each subsequent date upon which the Agent
                  receives (i) the financial statements required to be delivered pursuant to subsection 5.1(b)(ii) or (iii), as the case may be, for the most recently completed fiscal period and (ii) the compliance certificate required pursuant to subsection 5.1(b)(iv) with respect to such financial statements (or, if such compliance certificate and financial statements shall not have been delivered in a timely manner, each of (x) the date upon which the compliance certificate required to be delivered pursuant to subsection 5.1(b)(iv) for the most recently completed fiscal period was due and (y) the date thereafter on which such financial statements and compliance certificate actually are delivered).

                  "Affiliate" as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent": Union Bank of California, N.A., together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

                  "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Commitment Fee Rate": for the period commencing with any Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Commitment Fee Rate shall be the rate per annum set forth on Schedule 1.1F opposite the Leverage Ratio determined on such Adjustment Date; provided, that (a) from the Closing Date until the receipt of the first financial statements and certificate referred to in clause (b) of the definition of "Adjustment Date," the Leverage Ratio shall be deemed for purposes of this definition to be 4.5 to 1.00; and (b) in the event that the financial statements required to be delivered pursuant to subsection 5.1(b)(ii) and (iii) are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be
         6.5 to 1.00.

                  "Applicable Margin": for the period commencing with any Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin shall be the rate per annum set forth on Schedule 1.1B opposite the Leverage Ratio determined on such Adjustment Date; provided, that (a) from the Closing Date until the receipt of the first financial statements and certificate referred to in clause (b) of the definition of "Adjustment Date," the Leverage Ratio shall be deemed for purposes of this definition to be 4.5 to 1.00; and (b) in the event that the financial statements required to be delivered pursuant to subsection 5.1(b)(ii) and (iii) are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be 6.5 to 1.00.

                  "Asset Sale": any sale, transfer or other disposition by the Borrower or any of its Subsidiaries of their respective assets (including any sale and leaseback of assets and any mortgage of real property), other than the sale or other disposition of property or assets in the ordinary course of business or an Asset Swap permitted by subsection 6.7(e) (provided that any Asset Swap permitted by subsection 6.7(e) shall be deemed to be an Asset Sale to the extent provided for in said subsection).

                  "Asset Swap": any exchange, with any other Person, of (a) assets owned by the Borrower or any of its Subsidiaries for (b) Equivalent Assets of such other Person.

                  "Assignee": as defined in subsection 9.6(c).

                  "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender then outstanding.

                  "Barter Transaction": any sale of radio or television advertising time (other than in the ordinary course of business) by the Borrower to any Person, other than an Affiliate of any Loan Party, which is paid for by such Person other than in Cash or Cash Equivalents.

                  "Base Rate": with respect to each day, the greater on such day of (a) the per annum rate most recently determined by the Agent at its U.S. lending office from time to time as its base rate and (b) 1/2% per annum plus the Federal Funds Rate. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in such base rate or the Federal Funds Rate, as the case may be. The Base Rate is not intended to be necessarily the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Board": the Board of Governors of the Federal Reserve System.

                  "Borrower Pledge Agreement": the Amended and Restated Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Security Agreement": the Amended and Restated Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Broadcast Station": any of the Owned Radio Stations, Owned Television Stations, LMA Radio Stations and LMA Television Stations, and "Broadcast Stations", means all such entities collectively.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash": money, currency or a credit balance in a Deposit Account.

                  "Cash Equivalents": (i) direct obligations of the United States or any agency thereof, or obligations guaranteed or insured by the United States, provided that in each case such obligations mature within one year from the date of acquisition thereof, (ii) certificates of deposit maturing within one year from the date of creation thereof issued by any United States national or state banking institution having capital, surplus and undivided profits aggregating at least $250,000,000 and rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or, at least P-1 by Moody's Investors Service, Inc. and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency and (v) tax-exempt auction rate securities and municipal preferred stock, in each case, subject to reset no more than 35 days after the date of acquisition and having a rating of at least AA by Standard & Poor's Corporation or AA by Moody's Investors Service, Inc.

                  "Certificate of Designations": (i) the Certificate of Designations of Junior Cumulative Compounding Redeemable Preferred Stock of Paxson Communications Corporation dated as of December 22, 1994, as amended as of the date hereof in accordance with the terms hereof and thereof, and (ii) the Certificate of Designations of Exchangeable Preferred Stock of Paxson Communications Corporation dated as of September 30, 1996.

                  "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Leader, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                  "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Communications Act": the Communications Act of 1934, as amended (including, without limitation, the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992) and all rules and regulations of the Federal Communications Commission, in each case as from time to time in effect.

                  "Compliance Certificate": as defined in subsection 5.1(b)(iv).

                  "Consolidated Capital Expenditures": for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrower) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of changes in financial position of the Borrower and its Subsidiaries but, in any event, excluding expenditures in respect of Acquisition Capital Expenditures, Permitted Purchases or Studio Construction Expenditures.

                  "Consolidated Cash Interest Expense": for any period, Consolidated Interest Expense of the Borrower and its Subsidiaries, but excluding, however, amortization of discount, deferred financing costs and other items included in interest expense not payable or not actually paid in cash during such period (including, but not limited to, any interest on the Exchange Debentures paid in kind).

                  "Consolidated Corporate Overhead": for any period, the aggregate amount expended in cash by the Borrower, Paxson Communications Management Company ("Paxson Management") and PCC Direct, Inc. ("PCC Direct") on account of services rendered by them on behalf of Subsidiaries of the Borrower (other than Paxson Management) and for goods consumed by the Borrower and Paxson Management in rendering such services (other than for the national sales personnel associated with the INTV Properties).

                  "Consolidated Debt Service": for any period, the aggregate amount of all regularly scheduled payments of principal of and interest or dividends and fees on any Indebtedness required by the terms of such Indebtedness to be paid in cash by the Borrower or its Subsidiaries during such period, including, without limitation, any such payments with respect to the Loans and the Senior Subordinated Notes and any obligations paid with respect to Capital Leases, provided that with respect to the principal amount of the Loans, the amount of Consolidated Debt Service for any period shall equal the excess, if any, of (A) the aggregate principal amount of the Loans at the beginning of such period over (B) the aggregate Commitments at the end of such period.

                  "Consolidated Fixed Charges": for any period, without duplication, the sum of (i) Consolidated Debt Service, (ii) Consolidated Capital Expenditures to the extent actually made, (iii) to the extent actually paid in cash during such period, income tax expense (other than, to the extent otherwise included therein, current income tax expenses attributable to gains on Asset Sales) and (iv) the aggregate amount paid in cash during such period in connection with any
         (A) dividend or other distribution or

         (B) redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, on account of any preferred capital stock (including, but not limited to, in respect of Cumulative Preferred Stock or Exchangeable Preferred Stock) of the Borrower or its Subsidiaries now or hereafter outstanding, provided that to the extent any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value is made on the Cumulative Preferred Stock prior to December 31, 1997, or any dividend is paid in connection therewith, the amount expended in connection therewith shall be excluded from any calculations pursuant to this definition.

                  "Consolidated Interest Expense": for any period, the total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest and the net cash costs associated with Interest Rate Agreements) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, (i) all amounts payable to the Agent and the Lenders pursuant to subsection 2.9 and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (ii) time brokerage fees payable by the Borrower and its Subsidiaries relating to a LMA Radio Station or LMA Television Station expensed during such period prior to the date such Station is acquired by the Borrower. In determining Consolidated Interest Expense for any period, there shall be (i) included all interest expense attributable to Indebtedness incurred or assumed by the Borrower or any of their Subsidiaries during the period in connection with any Permitted Purchase as if such Indebtedness was incurred or assumed on the day before the first day of such period and bore interest from the first day of such period until the date of such incurrence or assumption at a rate per annum equal to the weighted average rate of interest on the other Indebtedness outstanding during such period and (ii) excluded Consolidated Interest Expense attributable to that portion of the principal amount of the Loans prepaid during such period pursuant to subsection 2.6 as if such portion of the principal amount of the Loans was prepaid on the day before the first day of such period.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension

         Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary, unusual or non-recurring gains or net non-cash extraordinary, unusual or non-recurring losses.

         "Consolidated Operating Cash Flow": for any period, the sum (without duplication) of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) actual taxes paid in cash by the Borrower on a consolidated basis which reduced Consolidated Net Income, (d) total depreciation expense, (e) total amortization expense including, without limitation, Programming Amortization Expense, (f) other non-cash items reducing Consolidated Net Income, and
         (g) whether or not includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets less the amounts for such period of (i) Programming Rights Payments,
         (ii) non-cash items increasing Consolidated Net Income, (iii) whether or not includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets, and (iv) consolidated interest income, all of the foregoing as determined on a consolidated basis for the Borrower and its Subsidiaries in conformity with GAAP. For the purposes of calculating Consolidated Operating Cash Flow for any period (other than in determining Excess Cash Flow), any acquisition by the Borrower or any Subsidiary permitted pursuant to the terms hereof shall be deemed to have occurred on the first day of such period, any Asset Sale by the Borrower or any Subsidiary shall be deemed to have occurred as of the day before the first day of such period, and Consolidated Operating Cash Flow shall be adjusted to give effect to such acquisition or Asset Sale in accordance with the foregoing.

                  "Consolidated Senior Debt": as at any date of determination, the sum of (a) Consolidated Total Debt less (b) Indebtedness of the Borrower and its Subsidiaries permitted by subsections 6.2(e)(i), (g),
         (h), (i) and j).

                  "Consolidated Total Debt": as at any date of determination, without duplication, the aggregate amount of (a) all Indebtedness (including, without limitation, the Loans) other than preferred capital stock plus (b) the aggregate amount of all Contingent Obligations (other than any guaranty of the Obligations by any Subsidiary of the Borrower), in each case, of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Contingent Obligation": as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Interest Rate Agreements. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and
         (iii) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another, if in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation (other than Interest Rate Agreements) as of any date shall be equal to the amount of the obligation as of any date so guaranteed or otherwise supported. The amount of any Interest Rate Agreement as of any date shall be equal to the aggregate amount that would be payable by such Person if such Interest Rate Agreement were terminated on such date as a result of a default thereunder by such Person.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement (credit or otherwise), instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Core Business": a radio station, radio network, network television station, long-form paid programming television station (which shall not include any television station which airs in excess of 20 hours per month of programming which consists of an electronic retailing or home shopping business conducted by the Borrower and/or its Subsidiaries or Unrestricted Subsidiaries) or outdoor advertising property, in each case, located in the United States.

                  "Cumulative Preferred Stock": the preferred stock of the Borrower designated the Junior Cumulative Compounding Redeemable Preferred Stock, issued by the Borrower pursuant to, and with such rights, restrictions, privileges and preferences as set forth in, its Certificate of Designation.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Deposit Account": a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "Discontinued Operations": the entities and businesses specified on Schedule 1.1E.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Employee Benefit Plan": any employee benefit plan within the meaning of Section 3(3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliates.

                  "Environmental Claim": any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release (whether sudden or non-sudden or accidental or non-accidental), of, or exposure to, any Hazardous Material, in, into or onto the environment, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials, or (iii) the violation, or alleged violation, of any Environmental Laws.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Equivalent Assets": of (i) any radio station: any other radio station or radio stations; (ii) any radio network: any other radio network or radio networks; (iii) any network television station: any other network television station or network television stations; (iv) any long-form paid programming station: any other long-form paid programming station or long-form paid programming stations; (v) outdoor advertising property: any other outdoor advertising property or outdoor advertising properties; (vi) any Core Business (other than a radio station): any radio station or radio stations; or (vii) any Non-Core
         Business: any Core Business.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate": the Borrower and (a) any corporation which is a member of a controlled group of corporations within the meaning of
         Section 414(b) of the Code of which the Borrower is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Borrower is a member; and
         (c) any member of an affiliated service group within the meaning of
         Section 414(m) or (o) of the Code of which the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                  "ERISA Event": (a) the occurrence of a reportable event within the meaning of Section 4043 of ERISA with respect to any Pension Plan,
         (b) a failure to meet the minimum funding standard of Section 412 of the Code or of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
         Section 412(m) of the Code or Section 302(e) of ERISA, (regardless of the issuance of any waivers in accordance with Section 412(d) of the
         Code) and any request for a waiver under Section 412(d) of the Code in connection with any Pension Plan; (c) the provision of the administrator of any Pension Plan of a notice pursuant to Section 4041(a)(2) of ERISA to terminate such plan pursuant to Section 4041(c) of ERISA; (d) the withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan during a plan year for which it was a "substantial employer" within the meaning of Section 4001(a)(2) of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which the Borrower or any ERISA Affiliate reasonably anticipates would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; (f) the withdrawal by the Borrower or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
         Section 4041A of ERISA; (g) the imposition on the Borrower or any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 502(c), (i) or (1) or 4071 of ERISA;
         (h) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against the Borrower or any ERISA Affiliate in connection with any such plan; or (i) receipt from the Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of a Pension Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Agent to be equal to the arithmetic mean of the rates per annum offered by leading banks in the London interbank market at approximately 11:00 a.m. (London time) two Working Days prior to the beginning of such Interest Period, as quoted on Telerate Page 3750 or, in the event that Telerate Page 3750 shall at such time quote such rates for fewer than two leading banks, the rate at which the Agent is offered Dollar deposits at or about 11:00 A.M. (London time), two Working Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Agent's Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/16th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow": for any period, the Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for such period minus for such period, the sum of (a) Consolidated Debt Service, (b) Consolidated Capital Expenditures and (c) the actual taxes paid by the Borrower and its Subsidiaries in cash.

                  "Exchangeable Preferred Stock": the preferred stock of the Borrower designated the 12 1/2% Cumulative Exchangeable Preferred Stock, issued by the Borrower pursuant to, and with such rights, restrictions, privileges and preferences as set forth in its Certificate of Designations.

                  "Exchange Debentures": 12 1/2% Exchange Debentures due 2006, which may be issued by the Borrower pursuant to, and with such rights, restrictions, privileges and preferences as set forth in the Exchange Debenture Indenture.

                  "Exchange Debenture Indenture": the Indenture dated as of September 30, 1996 pursuant to which the Borrower may issue the Exchange Debentures, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Existing Agreement": as defined in the recitals to this Agreement.

                  "Facilities": any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, or hereafter, owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors.

                  "FCC": the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                  "FCC License": any of the licenses, permits or other authorizations issued by the FCC relating to or necessary for the operation of the Broadcast Stations, the loss of which could reasonably be expected to have a Material Adverse Effect, including, without limitation, those listed on Schedule 3.1(e) hereto.

                  "Federal Funds Rate": with respect to each day, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) offered in the interbank market to the Agent as the overnight "federal funds rate" at or about 10:00 A.M., Los Angeles time, on such day (or, if such day is not a Business Day, for the next preceding Business Day).

                  "Financial Statements": the audited consolidated balance sheet, statement of operations, cash flows and shareholders' equity for the Borrower and its consolidated Subsidiaries for the fiscal years ended December 31, 1994 and 1995 and the unaudited interim consolidated balance sheet, statement of operations, cash flows and shareholders' equity for the Borrower and its consolidated Subsidiaries for the six months ended June 30, 1995 and 1996.

                  "GAAP": generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 3.3.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Materials": (a) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable Environmental Laws, (b) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a material hazard to any property of the Borrower or any of its Subsidiaries or to Persons on or about such property or (ii) cause such property to be in violation of any Environmental Laws, (c) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the owners, occupants or any Persons surrounding the Facilities.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all bligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) the liquidation value of any preferred capital stock of such Person its Subsidiaries held by any Person other than such Person and its wholly owned Subsidiaries.

                  "Intellectual Property": all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of business of the Borrower and its Subsidiaries as currently conducted that are material to the condition (financial or other), business, or operations of the Borrower and its Subsidiaries taken as a whole.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December and the date on which such Loan is paid or converted into a Loan of another Type, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:

                           (a) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (b) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;

         provided that if the Borrower at any time selects an Interest Period with respect to any Eurodollar Loan of twelve months, such selection is subject to the availability of Eurodollar Loans having an Interest Period of twelve months on the part of all of the Lenders; provided, further, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                  (2) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                  (3) the Borrower shall select Interest Periods with respect to any Eurodollar Loan so as not to require a payment or prepayment of any such Eurodollar Loan during an Interest Period for such Loan.

         "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

         "INTV Properties": the Borrower's network of owned, operated or affiliated television stations that are dedicated to infomercial programming and declared by the Board of Directors of the Borrower as INTV Properties.

         "Investment": (a) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or a beneficial interest in, stock or other Securities of any other Person, or (b) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such investment. Investments shall not include any purchase of Program Rights in the ordinary course of business.

         "Joint Venture": a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

         "Leverage Ratio": at any date of determination, the ratio of (a) Consolidated Total Debt of the Borrower and its Subsidiaries on such date to (b) Adjusted Consolidated Operating Cash Flow as of the last day of the month for which the

Borrower shall have then most recently delivered financial statements pursuant to subsection 5.1(b)(i).

         "License Subsidiary": each Subsidiary of the Borrower which holds any FCC License relating to a Broadcast Station as specified on Schedule 1. 1.D; and "License Subsidiaries" means all such Persons collectively.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

         "LMA Agreements": (i) each of the agreements pursuant to which certain of the Loan Parties operate an LMA Radio Station or LMA Television Station, together with any amendments, supplements or modifications thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, and (ii) any other local marketing agreements, local management agreements, local sales agreements, time brokerage agreements or similar arrangements entered into by the Borrower or any of its Subsidiaries to the extent permitted hereby.

         "LMA Radio Station": each of the radio stations (including, without limitation, those identified on Schedule 1. 1.D) operated by the Borrower or its Subsidiaries pursuant to an LMA Agreement.

         "LMA Television Station": each of the television stations (including, without limitation, those identified on Schedule 1. 1.D) operated by the Borrower or its Subsidiaries pursuant to an LMA Agreement.

         "Loan Documents": this Agreement, any Notes and the Security Documents.

         "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

         "Loans": as defined in subsection 2.1.

         "Margin Stock": has the meaning assigned to that term in Regulation U of the Board as in effect from time to time.

         "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

         "Multiemployer Plan": a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate has an obligation to contribute or in respect of which the Borrower or any ERISA Affiliate has any outstanding liability, contingent or otherwise.

         "Net Cash Proceeds": in connection with:

         (a) any Asset Sale, the proceeds thereof in the form of Cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien in favor of the Agent for the benefit of the Lenders) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and

         (b) any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the Cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "Non-Core Business": any business other than a Core Business.

         "Non-Excluded Taxes": as defined in subsection 2.15.

         "Note": as defined in subsection 2.4(e).

         "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower to the Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Interest Rate Agreement entered into with any Lender, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

         "Operating Lease": as applied to any Person, any lease (including, without limitation, any leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) of such Person that is not a Capital Lease other than any such lease under which such Person is the lessor.

         "Owned Radio Station": each of the radio stations (including, without limitation, those identified on Schedule 3.1(f)) owned by the Borrower and such other radio stations acquired pursuant to a Permitted Purchase.

         "Owned Television Station": each of the television stations (including, without limitation, those identified on Schedule 3.1(f)) owned by the Borrower and such other television stations acquired pursuant to a Permitted Purchase.

         "Ownership Report": the Ownership Report of each Loan Party most recently filed with the FCC.

         "Participant": as defined in subsection 9.6(b).

         "Paxson": Lowell W. Paxson, residing on the date hereof at 780 South Ocean Boulevard, Palm Beach, Florida 33480.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Pension Plan": any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA.

         "Permitted Acquisition": has the meaning assigned to that term in subsection 6.4(j).

         "Permitted Encumbrances": the following types of Liens (provided that enforcement of the same will not have a Material Adverse Effect except with respect to clauses (i) and (v) hereof):

         (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

         (ii) Liens of carriers, warehousemen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (iii) Liens of mechanics and materialmen for sums not yet due or the validity of which are being contested in good faith;

         (iv) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or Section 412(n) of the Code or under ERISA or any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) and deposits made pursuant to the terms of Purchase Agreements permitted hereunder;

         (v) any attachment or judgment Lien not constituting an Event of Default under subsection 7(j);

         (vi) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

         (vii) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

         (vii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement.

         "Permitted Purchase": any of (i) a Permitted Acquisition, (ii) a Preapproved Acquisition or (iii) any other acquisition of a Core Business permitted hereunder or otherwise consented to by the Required Lenders from time to time in accordance with the terms hereof.

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreements": the collective reference to the Borrower Pledge Agreement and the Subsidiaries Pledge Agreement.

         "Preapproved Acquisition": means each of the acquisitions listed on
Schedule 1.1C, Provided that such acquisition is effected pursuant to the Purchase Agreement relating to such acquisition.

         "Program": any television series or other program produced or distributed for television release (including any syndicated series or other program regardless of its medium of initial exploitation), in each case whether recorded on film videotape, audiotape, cassette, cartridge, disc or by any other means, method, process or device, whether now known or hereafter developed.

         "Program Contracts": all contracts for television broadcast rights of Programs, including, but not limited to, film, music and related audio rights and syndicated series exhibition rights acquired under license agreements.

         "Program Rights": any right, whether arising under Program Contracts or otherwise, to broadcast, sell, distribute, subdistribute, exhibit, lease, sublease, license, sublicense or otherwise exploit Programs.

         "Program Rights Costs": the maximum amount which the Borrower and/or any of its Subsidiaries or its or their co-venturers have furnished or have contractually committed to furnish (to the extent such commitments shall be reflected as an asset or liability on the consolidated balance sheet and the notes thereto of the Borrower) toward the production or acquisition by the Borrower and/or any of its Subsidiaries or its or their co-venturers of any Program Rights with respect to any Program.

         "Programming Amortization Expense": for any period, total amortization expense of the Borrower and/or any of its Subsidiaries for such period which is directly attributable to Programs, Program Rights or Program Contracts, determined on a consolidated basis in conformity with GAAP.

         "Programming Obligations": at any date of determination, all direct or indirect liabilities, contingent or otherwise, with respect to Program Contracts, Programs or Program Rights (including, without limitation, all Program Rights Costs) of the Borrower and its Subsidiaries, to the extent reflected on the consolidated balance sheet and the notes thereto of the Borrower and its Subsidiaries prepared in conformity with GAAP.

         "Programming Rights Payments": for any period, the aggregate cash payments scheduled to be made by the Borrower and/or any of its Subsidiaries for such period in respect of Programming Obligations, determined on a consolidated basis in conformity with GAAP.

         "Purchase Agreements": the agreements, contracts and other documents pursuant to which the Borrower or its Subsidiaries will consummate a Permitted Purchase, in form and substance satisfactory to the Agent or, in the case of an acquisition consented to by the Required Lenders in accordance with clause (iii) of the definition of the term "Permitted Purchase", the Required Lenders.

         "Register": as defined in subsection 9.6(d).

         "Related Documents": (a) the Purchase Agreements and (b) the LMA Agreements.

        "Release": any release, spill, emission, leaking, plumbing, pouring, injection, escaping, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

        "Required Lenders": at a particular time, the holders of at least 51% of the aggregate unpaid principal amount of the Loans, or, if no Loans are outstanding, Lenders the Commitment Percentages of which aggregate at least 51%.

        "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Restricted Payment": means (i) any dividend or other distribution, direct or indirect, on account of any equity interests (including preferred capital stock) of the Borrower or any of its Subsidiaries now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interests (including preferred capital stock) of the Borrower or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interests (including preferred capital stock) of the Borrower or any of its Subsidiaries now or hereafter outstanding and (iv) any direct or indirect payment, loan, contribution or other transfer of funds or other property to any equity holder of the Borrower or any of its Subsidiaries.

        "Securities": any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

        "Security Agreements": the collective reference to the Borrower Security Agreement and the Subsidiaries Security Agreement.

        "Security Documents": the collective reference to the Pledge Agreements, the Subsidiaries Guarantee, the Security Agreements and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

        "Senior Debt Ratio": at any date of determination, the ratio of (a) Consolidated Senior Debt on such date to (b) Adjusted Consolidated Operating Cash Flow as of the last day of the month for which the Borrower shall have then most recently delivered financial statements pursuant to subsection 5.1(b)(i).

        "Senior Subordinated Note Indenture": the Indenture dated as of September 28, 1995 pursuant to which the Borrower issued the Senior Subordinated Notes, as the same may be amended, supplemented or otherwise modified from time to time.

        "Senior Subordinated Notes": the Senior Subordinated Notes due October 1, 2002 of the Borrower in the aggregate principal amount of $230,000,000.

        "Solvent": with respect to any Person, that as of the date of determination, both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives, sharing and allocation arrangements and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (B) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

        "Stockholders' Agreement": the Amended and Restated Stockholders' Agreement of the Borrower dated as of December 22, 1994, as the same may be amended, supplemented or otherwise modified from time to time.

        "Studio Construction Expenditures": expenditures by the Borrower or its Subsidiaries for the construction of a new infomercial/electronic retailing studio facility to be located at either Old Okochobee Road between Australian Avenue and Florida Mango Road or 1415 W. 45th Street, West Palm Beach, Florida 33407 and related equipment (including software) in an aggregate amount not to exceed $10,000,000.

        "Subsidiaries Guarantee": the Amended and Restated Guarantee to be executed and delivered by each Subsidiary in favor of the Agent, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

        "Subsidiaries Pledge Agreement": the Amended and Restated Subsidiaries Pledge Agreement to be executed and delivered by each Subsidiary in favor of the Agent, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Subsidiaries Security Agreement": the Amended and Restated Subsidiaries Security Agreement to be executed and delivered by each Subsidiary in favor of the Agent, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Subsidiaries Security Documents": the collective reference to the Subsidiaries Pledge Agreement and the Subsidiaries Security
      Agreement.

                 "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. All references in this Agreement to a "Subsidiary" or "Subsidiaries" of the Borrower shall not include (a) any Unrestricted Subsidiary of the Borrower or (b) any Discontinued Operation.

                 "Subsidiary Guarantor": any Subsidiary of the Borrower that is a party to the Subsidiaries Guarantee.

                 "Termination Date":  June 30, 2002.

                 "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                 "Transferee":  as defined in subsection 9.6(f).

                 "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                 "Unrestricted Subsidiary": any corporation, partnership or other entity which, but for the operation of this definition, would be a Subsidiary of the Borrower (i) created, invested in or acquired by the Borrower or any Subsidiary of the Borrower after December 19, 1995, other than pursuant to a Preapproved Acquisition, (ii) designated by a resolution of the Board of Directors of the Borrower as an Unrestricted Subsidiary and such designation and the basis for such designation are provided in writing to the Agent, and (iii)(A) into which the Borrower or any Subsidiary has made any Investment with the proceeds of any issuance or sale of any class of equity Securities of the Borrower or any Subsidiary or as permitted by subsection 6.4(d) or (B) acquired in exchange, in whole or in part, for equity Securities of the Borrower or any Subsidiary; provided that if such Subsidiary is a partnership, such Subsidiary may be an Unrestricted Subsidiary only if neither the Borrower nor a Subsidiary of the Borrower is a general partner of such Subsidiary.

                 "Warrants": each of the warrants to purchase shares of common stock or preferred capital stock of the Borrower.

                 "Working Day": shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                 (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                    SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                 2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the term and conditions hereof.

                 2.2 Procedure for Borrowing. (a) The Loans may from time to time be (i) Eurodollar Loans or (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.2(b) and 2.7, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                 (b) The Borrower may borrow under the Commitments during the Commitment Period on any Working Day, if all or any part of such Loans are to be initially Eurodollar Loans, or on a Business Day, if all of such Loans are to be initially Base Rate

Loans, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be Eurodollar Loans, Base Rate Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Commitments are less than $100,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                 2.3 Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee for the duration of the Commitment Period from and including the first day of the Commitment Period, computed at the Applicable Commitment Fee Rate per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                 2.4 Repayment of Loans, Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

                 (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                 (c) The Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                 (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                 (e) The Borrower agrees that, upon the request to the Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

                 2.5 Optional Prepayments. The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent in the case of Eurodollar Loans, and upon at least one Business Days' irrevocable notice to the Agent in the case of Base Rate Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection
2.16. Partial prepayments shall be in an aggregate principal amount of $250,000 or a whole multiple of $50,000 in excess thereof.

                 2.6 Termination or Reduction of Commitments and Mandatory Prepayments,

                 (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shalt be in an amount equal to $500,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Commitments then in effect. Termination of the Commitments shall also terminate the obligation of the Lenders to make Loans.

                 (b) On each March 31, June 30, September 30 and December 31 during the period from and including December 31, 1997 to the Termination Date, the Commitment shall be reduced by the amount set forth below opposite the period in which such date occurs:

             ==========================================================
                                                            QUARTERLY
                                                            COMMITMENT
                       DATE OR PERIOD                       REDUCTION

             ==========================================================
             December 31, 1997                              $ 5,000,000
             ----------------------------------------------------------
             January 1, 1998-December 31, 1998              $ 7,500,000
             ----------------------------------------------------------
             January 1, 1999-December 31, 2000              $10,000,000
             ----------------------------------------------------------
             January 1, 2001-December 31, 2001              $10,625,000
             ----------------------------------------------------------
             January 1, 2002-June 30, 2002                  $21,250,000
             ==========================================================

                 (c) If any class of debt Securities or instruments of the Borrower or any of its Subsidiaries shall be issued or sold or the Borrower or its Subsidiaries shall incur any indebtedness (other than any debt Securities or instruments issued or Indebtedness incurred as permitted by subsection 6.2) an amount equal to 100% of the Net Cash Proceeds from such issuance, sale or incurrence shall be applied on the date of such issuance, sale or incurrence toward the reduction of the Commitments in accordance with the provisions of paragraph (f) of this subsection 2.6.

                 (d) The Commitments shall be reduced in accordance with the provisions of paragraph (f) of this subsection 2.6 by an amount equal to the aggregate amount of Net Cash Proceeds received by the Borrower and its Subsidiaries from Asset Sales (other than any sale of WPBF-TV and WTVX-TV if such sale occurs prior to June 30, 1997), except that (i) if the Leverage Ratio as of the last day of the fiscal quarter preceding such Asset Sale is greater than 4.50 to 1.00, then the first $50,000,000 of such Net Cash Proceeds received by the Borrower and its Subsidiaries during the Commitment Period need not be so applied to reduce the Commitments to the extent the Borrower or any of its Subsidiaries invests such Net Cash Proceeds, or contracts to invest (subject only to customary conditions other than the obtaining of financing) such Net Cash Proceeds on or prior to the 181st day following the date of such Asset Sale and the Net Cash Proceeds so contractually committed are so invested within 360 days following the date of such Asset Sale, in Equivalent Assets of the assets sold (a "Permitted Reinvestment") (provided that, as at the time of such Permitted Reinvestment and after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom) and
(ii) if the Leverage Ratio is less than or equal to 4.50 to 1.00 as of the last day of the fiscal quarter preceding such Asset Sale, then the Net Cash Proceeds of such Asset Sale need not be so applied to reduce the Commitments to the extent the Borrower or any of its Subsidiaries applies such Net Cash Proceeds to make a Permitted Reinvestment within the time period for such Permitted Reinvestment specified in clause (i) of this paragraph (provided that, as at the time of such Permitted Reinvestment and after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom).

                 (e) If, for the 1997 fiscal year of the Borrower and any subsequent fiscal year of the Borrower, (i) there shall be Excess Cash Flow and
(ii) the Leverage Ratio is greater than or equal to 4.50 to 1.00 as of the last day of such fiscal year, then on the relevant Excess Cash Flow Application Date (as defined below) there shall be applied toward the reduction of the Commitment in accordance with the provisions of paragraph (f) of this subsection 2.6, an amount equal to 50% of such Excess Cash Flow. Each such Commitment reduction shall be made on the date (an "Excess Cash Flow Application Date") that is five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in subsection 5. 1
(b)(iii), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (h) the date such financial statements are actually delivered.

                 (f) Reductions of the Commitments pursuant to this subsection 2.6 shall be applied to the permanent reduction of the Commitments to the then remaining scheduled Commitment reductions pro rata according to the respective amounts thereof. Any reduction of the Commitments pursuant to this subsection 2.6 shall be accompanied by the prepayment of the Loans (including accrued interest and any amounts due pursuant to subsection 2.16) to the extent, if any, that the aggregate then outstanding principal amount of the Loans exceeds the amount of the Commitments as so reduced.

                 2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans, by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                 (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Leaders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                 2.8 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 8 Eurodollar Tranches outstanding at any time.

                 2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined with respect to such Loan for such day plus the Applicable Margin.

                 (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                 (c)      If all or a portion of (i) any principal of any Loan,
(ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of such overdue Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                 (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                 2.10     Computation of Interest and Fees. (a) Interest on
Base Rate Loans and commitment fees shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirement, shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                 (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.9(a) or (b).

                 2.11 Inability to Determine interest Rate. If prior to the first day of any Interest Period:

                 (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                 (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any affected outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                 2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M. Los Angeles time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                 (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon, without duplication of any amounts received by the Agent from such Lender, at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

                2.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, other than as a result of the gross negligence or willful act of such Lender, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16.

                2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for NonExcluded Taxes covered by subsection 2.15 and changes in the rate of tax on the overall net income of such Lender);

                         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate thereunder; or

                         (iii)   shall impose on such Lender any other
         condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, such Lender shall notify the Borrower of such increased cost or reduced amount receivable and describe in reasonable detail the basis for such notification, and the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                   (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                   (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                   (d) In the event any Lender delivers a certificate requesting compensation pursuant to this subsection 2.14, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in subsection 9.6), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent to such assignment of the Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of the outstanding Loans of such Lender plus all interest, fees and other amounts accrued and unpaid for the account of such Lender hereunder (including any amounts under this subsection 2.14); provided, further, that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under this subsection 2.14 cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital (including as a result of any action taken by such Lender pursuant to subsection 2.17), or if, within twenty days after the Borrower shall have notified such Lender of its election to exercise its rights pursuant to this subsection, such Lender shall waive its right to claim further compensation under this subsection 2.14 in respect of such circumstances or event, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

                 2.15 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non- Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                          (i) deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and
          (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                          (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                 2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                 2.17 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection
2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.

                 2.18 Further Assurances Regarding Security, Additional Security. (a) The Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute and deliver to the Agent on behalf of the Lenders, such additional Security Documents, statements, documents, agreements and reports as it may from time to time reasonably request to evidence, perfect or otherwise implement or assure the security for repayment of the Obligations. With respect to the Lenders' insurance policies, upon the Agent's reasonable request, the Borrower shall arrange for co-insurance and/or reinsurance, with companies and in amounts satisfactory to the Agent. All reinsurance policies shall include direct access agreements acceptable to the Agent.

                 (b) Notwithstanding anything herein to the contrary, to the extent this Agreement or any other Loan Document purports to require any Loan Party to grant to the Agent, on behalf of Lenders, a security interest in the FCC Licenses of any Loan Party now owned or hereafter acquired, as the case may be, the Agent, on behalf of Lenders, shall only have a security interest in such FCC Licenses at such times and to the extent that a security interest in such licenses is permitted under applicable law. Notwithstanding anything to the contrary set forth herein, the Agent, on behalf of Lenders, agrees that to the extent prior FCC approval is required pursuant to the Communications Act for (a) the operation and effectiveness of any grant, right or remedy hereunder or under the Security Agreements or (b) taking any action that may be taken by the Agent hereunder or under the Security Agreements, such grant, right, remedy or actions will be subject to such prior FCC approval having been obtained by or in favor of the Agent, on behalf of Lenders. The Borrower agrees that, upon an Event of Default and at the Agent's request, the Borrower will, and will cause its Subsidiaries to, immediately file, or cause to be filed, such applications for approval and shall take all other and further actions reasonably required by the Agent, on behalf of Lenders, to obtain such FCC approvals or consents as are necessary to transfer ownership and control to the Agent, on behalf of Lenders, or their successors, assigns or designees of the FCC Licenses held by the Borrower, its License Subsidiaries or any of its other Subsidiaries. To enforce the provisions of this subsection, the Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of any such FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Borrower hereby agrees to authorize, and to cause each of its Subsidiaries to authorize, such an involuntary transfer of control upon the request of the receiver so appointed, and, if the Borrower shall refuse to authorize or cause any of its Subsidiaries to so authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, and the request of the Agent, the Borrower shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement or the other Loan Documents, including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization.

                 (c) The Borrower acknowledges that the assignment or transfer of such FCC Licenses is integral to the Lenders' realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Borrower to comply with the provisions of this subsection and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this subsection may be specifically enforced.

                 (d) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, neither the Agent nor any Lender shall, without first obtaining the approval of the FCC, take any action pursuant to this Agreement or any other Loan Document which would constitute or result in any assignment of an FCC License or any change of control of the Borrower or any of its Subsidiaries if such assignment or change in control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC.

                 (e) At any time or from time to time upon the reasonable request of the Agent, the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further documents (including without limitation such financing statements, continuation statements or amendments thereto and such other documents and certificates as the Agent may reasonably request to perfect and preserve the security interests granted or purported to be granted under any of the Security Documents) and do such other acts and things as the Agent may reasonably request to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting any of the foregoing, in the event a Person becomes a Subsidiary of the Borrower after the Closing Date, the Borrower shall cause such Subsidiary to execute and deliver such guarantees, Security Documents and such other agreements, pledges, assignments, documents and certificates (including, without limitation, any amendments to the Loan Documents) as the Agent may reasonably request and do such other acts and things as the Agent may reasonably request to have such Subsidiary guaranty the Obligations, grant, subject to the limitation set forth in subsection 2.18(b), to the Agent on behalf of Lenders, a duly perfected first priority Lien (subject to Liens permitted hereunder) on all real, personal and mixed property (in each case, if so requested by the Agent) of such Subsidiary, and effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, in the event the Borrower forms or otherwise acquires a Subsidiary after the Closing Date, the Borrower shall (i) execute and deliver to the Agent a pledge agreement substantially in the form attached hereto as Exhibit B and
(ii) cause such Subsidiary to execute and deliver a guarantee substantially in the form attached hereto as Exhibit E, a pledge agreement substantially in the form attached hereto as Exhibit E and a security agreement in the form of Exhibit F.


                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                 To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:

                 3.1    Organization, Powers, Good Standing and Business

                 (a) Organization and Powers. Each Loan Party is a corporation or limited partnership, as the case may be, duly formed and validly existing under the laws of the jurisdiction of its organization. Each Loan Party has all requisite corporate or partnership, as the case may be, power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and each Loan Party has all requisite corporate or partnership, as the case may be, power and authority to enter into the Related Documents and the Loan Documents, to carry out the transactions contemplated thereby and to issue the Notes, in each case to the extent it is a party thereto.

                 (b) Good Standing. Each Loan Party is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its present business and operations, except where the failure to be so qualified has not had and could not reasonably be expected to have a Material Adverse Effect.

                 (c) Conduct of Business. The Loan Parties are engaged only in the businesses permitted to be engaged in under subsection 6.13 and are conducting their businesses in accordance with the provisions of subsection
6.13. Each Loan Party holds all licenses, permits, franchises, leases, certificates of authority, or any waivers of the foregoing that are necessary to permit each of them to conduct their respective businesses as now conducted and to hold and operate their respective properties, except where the failure to have such licenses, permits, franchises, leases and certificates of authority, or waivers of any of the foregoing, could not reasonably be expected to have a Material Adverse Effect. All such licenses, permits, franchises, leases, certificates of authority and waivers are valid and in full force and effect, except where the failure to be in full force and effect of such licenses, permits, franchises, leases, certificates of authority and waivers could not reasonably be expected to have a Material Adverse Effect.

                 (d) Ownership and Subsidiaries. All of the issued and outstanding Capital Stock of each of the other Loan Parties is held directly or indirectly by the Borrower. The ownership of each of the Loan Parties and each of the Subsidiaries of each of the Loan Parties is specified correctly and completely on Schedule 3. 1 (d) annexed hereto. None of the Capital Stock of the Persons identified on Schedule 3.1(d) annexed hereto is Margin Stock, except as specified on such Schedule. Each of the Subsidiaries of the Loan Parties identified on Schedule 3.1(d) annexed hereto is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, as the case may be, and has full corporate or partnership, as the case may be, power and authority to own its assets and properties and to operate its business as presently owned and conducted except where failure to be in good standing or a lack of corporate or partnership, as the case may be, power and authority, has not had and could not reasonably be expected to have a Material Adverse Effect.

                (e)     FCC Matters.

                   (i) Schedule 3. 1 (e) correctly sets forth all of the FCC Licenses (other than auxiliary service licenses and receive only earth stations) owned or held by any Subsidiary of the Borrower or their respective Affiliates as of the Closing Date or, upon consummation of any Permitted Purchase, to be held by each Loan Party and correctly sets forth the expiration date, if any, of each such FCC License. Each FCC License was duly and validly issued by the FCC pursuant to procedures which comply with all requirements of applicable law, and neither the Borrower nor any other Loan Party has any knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of the Borrower or any other Loan Party, is likely to lead to the revocation or suspension of any FCC License. The Loan Parties have the right to use all FCC Licenses required in the ordinary course of business for the operation of the Broadcast Stations. Each such FCC License is in full force and effect and each holder thereof is in substantial compliance therewith with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation, termination, modification or restriction of any such FCC License or other right which could reasonably be expected to have a Material Adverse Effect. The Borrower does not directly own or hold any FCC License.

                   (ii) The Loan Parties have duly filed in a timely manner all material filings which are required to be filed by the Loan Parties under the Communications Act and are in all material respects in substantial compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the broadcast of radio and television signals or the operation of the Broadcast Stations.

                   (iii) None of the Facilities (including without limitation, the transmitter and tower sites owned or used by the Borrower or any of its Subsidiaries) violate in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders or regulations, and (except as set forth in Schedule 3.1(f)) each such Facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the Facilities or the uses thereof.

                   (iv) The Ownership Report filed by the Borrower is true, correct and complete in all material respects, and there has been no change in control of the ownership of the Loan Parties or the FCC Licenses of the Loan Parties since the most recently filed Ownership Report for any of the Loan Parties other than as disclose in writing to the Agent and the Lenders.

               (f) Real Property. Schedule 3.1(f) accurately states all material real property interests held by the Loan Parties.

                 3.2    Authorization of Borrowing. etc.

                 (a) Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Documents and the issuance, delivery and payment of the Notes have been duty authorized by all necessary corporate or partnership, as the case may be, action by each Loan Party a party thereto except, in the case of any Related Document, the failure of which could not result in a Material Adverse Effect.

                 (b) No Conflict. The execution, delivery and performance by each Loan Party of the Loan Documents and the Related Documents, the issuance, delivery and performance of the Notes and any other transaction contemplated by the Loan Documents or the Related Documents do not and will not
(i) violate any provision of law applicable to any Loan Party, the Certificate of Incorporation, Bylaws, Partnership Agreement or other organizational documents of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Loan Party (other than Liens hereunder in favor of the Agent on behalf of the Lenders) or (iv) require any approval of stockholders or other equity holders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which have been obtained by the Borrower or its Subsidiaries or which relate to any Permitted Acquisition and will be obtained prior to the consummation thereof.


                 (c) Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents and the Related Documents to which it is a party, the issuance, delivery and performance of the Notes and any other transactions contemplated by the Loan Documents or the Related Documents, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body including, without limitation, the FCC and any issuer of any permit or grant of authority relating to the Broadcast Stations, except for filings required in connection with the perfection of the security interests granted pursuant to the Loan Documents, the consent, if any, required from the FCC in connection with the consummation or enforcement of the Loan Documents and the Related Documents in each case to the extent such consummation or enforcement involves the assignment of any FCC License or may be deemed a "change of control" under the Communications Act, filings required with the FCC in connection with any License Subsidiary transfer and the filing with the FCC, for notice purposes only, of this Agreement and any of the other Loan Documents and the Related Documents required to be filed, filings pursuant to the Hart-Scott-Rodino Act in connection with any Permitted Purchase and, with respect to Related Documents, any registration with, consent or approval of, or notice to, or other action to, the failure of which to make or obtain could not reasonably be expected to have a Material Adverse effect.

                 (d) Binding Obligation. Each of the Loan Documents and the Related Documents has been duly executed and delivered by each Loan Party which is a party thereto, and is the legally valid and binding obligation of such Loan Party, enforceable against such

Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

                3.3 Financial Condition. The Borrower has heretofore delivered to the Lenders, at the Lenders' request, the Financial Statements. All such statements were prepared in conformity with GAAP and, together with the accompanying notes thereto, if any, fairly present the financial position (where applicable on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and changes in financial position (where applicable on a consolidated basis) of the entities described therein for each of the periods then ended (subject to, in the case of unaudited financial statements, normal year-end adjustments). The Borrower has no (and will not following the funding of the Loans have) material Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not (or will not be, upon the delivery thereof) reflected in the foregoing financial statements or the notes thereto or in the annual financial statements required to be delivered pursuant to subsection 5.1(b)(iii).

                3.4 No Material Adverse Change: No Restricted Payments. Since December 31, 1995, no event or change has occurred that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect. Since December 31, 1995, the Borrower has not directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Payment or agreed so to do, except as permitted by subsection 6.6.

                3.5       Title To Properties; Liens.  Each Loan Party holds
(i) good, marketable and insurable fee simple title, subject to Liens permitted by subsection 6.3, to all its owned real property, (ii) good, sufficient, insurable and valid leasehold title, subject to Liens permitted by subsection 6.3, to its respective leased real property and (iii) good, sufficient and legal title, subject to Liens permitted by subsection 6.3, to all of its material properties and assets (other than as described in clauses (i) and (ii) of this sentence) reflected in the balance sheet included with the Financial Statements or in the most recent financial statements delivered pursuant to subsection 5.1(b) of this Agreement, except for assets acquired or disposed of since the date of such financial statements. Except as permitted by subsection 6.3, all such properties and assets are free and clear of Liens.

                3.6 Litigation: Adverse Facts. There is no action, suit, proceeding, governmental arbitration or governmental investigation (whether or not purportedly on behalf of any Loan Party) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, including, without limitation, the FCC, pending or, to the knowledge of the Borrower, threatened against or affecting any Loan Party or any property of any Loan Party (but, in any event, excluding suits or proceedings affecting the broadcasting industry, television industry or radio industry generally) that has had, or could reasonably be expected to result in any Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice of termination of any material contract, lease or other agreement, or suffered any material damage, destruction or loss, (whether or not covered by insurance) or had any employee strike, work-stoppage, slow-down or lock-out or any substantial threat directed to it of any imminent strike, work-stoppage, slow-down or lock out, any of which remain pending and are material to the conduct of the Borrower or its Subsidiaries' business as presently conducted that could reasonably be expected to result in a Material Adverse Effect.

                   3.7 Payment of Taxes. Except to the extent permitted by subsection 5.3, all tax returns and reports of the Borrower and its Subsidiaries required to be filed by it or on its behalf have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable. The Borrower does not know of any proposed tax assessment against any such Person which is not being actively contested by such Person, in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

                   3.8 Performance of Agreements. (a) No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, could not have a Material Adverse Effect.

                   (b) No Loan Party is a party or subject to any agreement or instrument which has or could reasonably be expected to have, individually or the aggregate, a Material Adverse Effect.

                   3.9 Governmental Regulation. No Loan Party is subject to regulation under the Public Utility Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness.

                   3.10 Securities Activities. Neither any Loan Party nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                   3.11 Employee Benefit Plans. (a) The Borrower and each ERISA Affiliate is in substantial compliance with all provisions and requirements of ERISA with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Employee Benefit Plan or its assets, and, to the best knowledge of the Borrower, no facts exist which could give rise to any such actions, suits or claims.

                   (b) Within the period of five years ending on the Closing Date, no ERISA Event has occurred, and there is no unpaid liability of the Borrower or any ERISA Affiliate that arose in connection with any ERISA Event that occurred prior to that five-year period. As of the Closing Date, no ERISA Event is reasonably expected to occur with respect to any Employee Benefit Plan.

                 (c) Except to the extent required under Section 4980B of the Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Borrower or any ERISA Affiliate.

                 (d) As of the most recent valuation date for any Pension Plan, the excess of the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension
Plan) of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA), whether or not vested, over the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no such excess), does not exceed $500,000.

                 3.12 Certain Fees. No broker's or finder's fee or commission will be payable by the Borrower or any of its Subsidiaries (or to the best knowledge of the Borrower, by any other Person), other than to Communication Equity Associates, Inc., with respect to the making of the Loans, or any of the other transactions contemplated hereby (except that with respect to any Permitted Purchase the Borrower has or will inform the Leaders of any such fees or commissions), and the Borrower hereby indemnifies the Lenders against and agree that they will hold the Lenders harmless from any claim, demand or liability for broker's or finder's fees (other than any broker's or finder's fee of any broker or finder retained by the Agent or the Lenders) alleged to have been incurred in connection with any such offer, issuance and sale, or any of the other transactions contemplated hereby or by the Related Documents and any expenses, including legal fees, arising in connection with any such claim, demand or liability.

                 3.13      Environmental.

                           (i) The operations of the Borrower and its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply, and for the period within any applicable statute of limitations have complied, in all material respects with all Environmental Laws;

                           (ii) The Borrower and each of its Subsidiaries has obtained all permits under Environmental Laws necessary to their respective operations, and all such permits are in good standing, and the Borrower and each of its Subsidiaries is in compliance with all material terms and conditions of such permits;

                           (iii)   Neither the Borrower nor any of its
          Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response compensation and Liability Act (42 U.S.C.
          Section 9604) or comparable state laws, and to the best of the Borrower's knowledge, none of the operations of the Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any further investigation or remedial action is needed to respond to a Release or threatened Release of any Hazardous Material at any Facility or at any other location;

                   (iv) None of the operations of the Borrower or any of its Subsidiaries is subject to any judicial, administrative, or arbitral proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                   (v) The Borrower and each of its Subsidiaries and all of their Facilities or operations are not subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims that in each case could reasonably be expected to have a Material Adverse Effect;

                   (vi) To the best knowledge of each Loan Party, neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Materials by the Borrower or any Subsidiaries of the Borrower that could reasonably be expected to have a Material Adverse Effect;

                   (vii) Neither the Borrower nor any of its Subsidiaries or, to the best of the Borrower's knowledge, any predecessor of the Borrower or any Subsidiaries of the Borrower has filed any notice under any Environmental Law indicating past or present treatment or disposal of Hazardous Materials at any Facility, and none of the Borrower's or any of its Subsidiary's operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent in material violation of any such law;

                   (viii) To the best knowledge of each Loan Party, no Hazardous Material exists on, under or about any Facility in a manner that could give rise to an Environmental Claim having a Material Adverse Effect, and neither the Borrower nor any Subsidiary of the Borrower has filed any notice or report of a Release of any Hazardous Materials that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                   (ix) To the best knowledge of each Loan Party, neither the Borrower nor any Subsidiary of the Borrower (or any of their predecessors) has disposed of any Hazardous Materials in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                   (x) No underground storage tanks or surface impoundments are on or at the Facilities, other than those that could not reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                   (xi) No Lien in favor of any Person for (a) any liability under Environmental Laws, or (b) damages arising from or costs incurred by such Person in response to a Release has been filed or has been attached to the Facilities; and

                   (xii)   There is no radio frequency radiation,
           electromagnetic field or similar condition of or about any property owned, operated, or otherwise used by any Loan Party that could reasonably be expected to give rise to a Material Adverse Effect.

               3.14 Solvency. Each Loan Party is, and on and after the consummation of the transactions contemplated hereby will be, Solvent.

               3.15 Related Documents. As of the Closing Date and with respect to any Related Documents executed and delivered on any Borrowing Date, as of such Borrowing Date, the Related Documents have been duly authorized, executed and delivered by each Loan Party and their respective Subsidiaries, to the extent each is a party thereto, and are in full force and effect and no material term or condition thereof has been amended or modified in any respect that could reasonably be expected to have a Material Adverse Effect, without the consent of the Agent and the Required Lenders. The Borrower has delivered or offered to deliver to the Lenders complete and correct copies of the Related Documents and of all exhibits and schedules delivered to or by any Loan Party or their respective Subsidiaries in connection with Related Documents.

               3.16 Insurance. The Borrower and its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by entities of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other entities. Schedule 3.16 is a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for the Borrower and its Subsidiaries.

               3.17 Intellectual Property. (a) The Borrower and its Subsidiaries own, or are licensed to use, the Intellectual Property and all such Intellectual Property is, in all material respects, fully protected and duly and property registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances.

               (b) Except as disclosed on Schedule 3.17(b), (i) no material claim has en asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property; (ii) to the best of the Borrower's knowledge, the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower or any of its Subsidiaries that are material to the Borrower or any of its Subsidiaries; and (iii) the consummation of the transactions contemplated by this Agreement will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by the Borrower or any of its Subsidiaries.

                 3.18 Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or Related Document or any other document, certificate or written statement furnished to the Lenders by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement (including any Permitted Purchase) contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to the Borrower (other than matters of a general economic nature or relating to the broadcasting industry generally) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

                 3.19 Security Documents. (a) Each of the Pledge Agreements is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Securities described therein and proceeds thereof and, when the Pledged Notes described therein and stock certificates representing the Pledged Stock described therein are delivered to the Agent, each such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the relevant Loan Party in such Pledged Securities and the proceeds thereof, as security for the Obligations (as defined in the relevant Pledge Agreement), in each case prior and superior in right to any other Person.

                 (b) Each of the Security Agreements is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(b), each such Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, to the extent permitted under the Communications Act, as security for the Obligations (as defined in the relevant Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 6.3.

                 3.20 Purposes of Loans. The proceeds of the Loans may be used by the Borrower to make Permitted Purchases and general corporate purposes (including any Investment permitted under the terms hereof), including the payment of fees and expenses incurred in connection with the execution and delivery of this Agreement.

                        SECTION 4. CONDITIONS PRECEDENT

               4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction on or prior to November 30, 1996 of the following conditions precedent:

               (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (iii) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (iv) the Security Agreements, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender and
        (v) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

               (b) Related Agreements. The Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the LMA Agreements, the Purchase Agreements, the Exchange Debenture Indenture and such other documents or instruments as may be reasonably requested by the Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or any of its Subsidiaries may be a party.

               (c) Borrowing Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

               (d) Corporate Proceedings of the Borrower. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Borrower Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and its counsel and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

               (e) Borrower Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan

Document satisfactory in form and substance to the Agent executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                 (f) Organizational Proceedings of Subsidiaries. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each Subsidiary (and its general partner, if applicable) which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Subsidiaries Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary (and its general partner, if applicable) as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 (g) Subsidiary Incumbency Certificates. The Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries (and its general partner, if applicable) executing any Loan Document, satisfactory in form and substance to the Agent executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary (and its general partner, if applicable).

                 (h) Organizational Documents. The Agent shall have received with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws or other organizational documents of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Loan Party (or, in lieu of such copies, certification that such documents have not been amended, supplemented or otherwise modified subsequent to the date of delivery thereof to the Agent in connection with the closing of the Existing Credit Agreement).

                 (i) Exchangeable Preferred Stock and Exchange Debentures. The Lenders shall be satisfied with the terms and conditions of the Exchangeable Preferred Stock and the Exchange Debentures.

                 (j) Fees. All fees and expenses which the Borrower has agreed to pay in connection with the execution and delivery of this Agreement and all fees and expenses then accrued and unpaid under the Existing Credit Agreement shall have been paid in full to the Agent and Lenders on the date on which this Agreement shall become effective in accordance with subsection 9.8.

                 (k) Legal Opinions. The Agent shall have received, with a counterpart each Lender, the following executed legal opinions:

                           (i) the executed legal opinion of Holland & Knight, counsel to the Borrower and the other Loan Parties, in form and substance satisfactory to the Agent and the Lenders;

                           (ii) the executed legal opinion of Dow Lohnes & Albertson, special FCC counsel to the Borrower and the other Loan Parties, in form and substance satisfactory to the Agent and the Lenders; and

                           (iii) the executed legal opinion of Anthony L. Morrison, General Counsel to the Borrower, in form and substance satisfactory to the Agent and the Lenders.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

               (l)      Pledged Stock: Stock Powers: Pledged Notes.  The
         Agent shall have received the certificates representing the shares pledged pursuant to each of the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and the notes pledged pursuant to each of the Pledge Agreements, each endorsed in blank by a duly authorized officer of the pledgor thereof.

               (m) Actions to Perfect Lien. The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

               (n) Lien Searches. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be satisfactory to the Agent.

               (o) Insurance. The Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection 5.4 shall have been satisfied.

               4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

               (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

                 (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                 (c) Acquisition Compliance Certificate. With respect to any borrowing of Loans the proceeds of which shall be used by the Borrower or any of its Subsidiaries to make a Permitted Purchase, the Agent shall have received a certificate which sets forth in reasonable detail a calculation of the Leverage Ratio of the Borrower and its Subsidiaries as at the date of such Loan.

                 (d) Indebtedness Incurrence Certificate. The Agent shall have received a certificate indicating compliance with Section 4.06 (Limitation on Additional Indebtedness) of the Senior Subordinated
         Note Indenture and, if any Exchange Debentures shall be then outstanding, the corresponding Section of the Exchange Debenture Indenture, in each case, after giving effect to the Loans requested to be made on such date.

                 (e) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                        SECTION 5. AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial, information, reports and notices) shall cause each of its Subsidiaries to:

                 5.1      Financial Statements and Systems.

                 (a) Accounting System: Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.

                 (b) Financial Statements and Other Reports: Deliver to the Lenders:

                          (i) Monthly Financial: as soon as practicable and in any event with 30 days after the end of each fiscal month of the Borrower, copies of the monthly sales pacing reports and operating cash flow statements form each operating property for such month, and copies of the consolidated and consolidating income statement, operating cash flow statement and performance to budget analysis for the Borrower and its Subsidiaries for and as of the end of such fiscal month;

                          (ii) Quarterly Financial: as soon as practicable and in any event within 45 days after the end of each fiscal quarter of the Borrower ending after the Closing Date, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period, and the related unaudited consolidated statements of income and of cash flows, as contained in the Form 10-Q for such fiscal quarter provided by the Borrower to the Securities and Exchange Commission (or any successor or analogous Governmental Authority), and if such Form 10-Q is no longer required to be so provided by the Borrower, then the Borrower shall provide the Lenders with comparable financial statements, certified by the chief financial officer of the Borrower that they fairly present the financial condition and results of operations of the Borrower and its Subsidiaries, as appropriate, as at the end of such periods and for such periods, subject to changes resulting from audit and normal year-end adjustments;

                          (iii) Year-End Financial: as soon as practicable and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries, as at the end of such year, and the related consolidated statements on income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year,
         (a) accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to Agent and the Required Lenders, which report shall contain no qualifications with respect to the continuance of the Borrower and its consolidated Subsidiaries as going concerns and shall state that such financial statements present fairly the financial position of the Borrower and its consolidated Subsidiaries as at the dates indicated and the statements of income and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards without any limitations being imposed on the scope of such examination and (b) certified by the chief financial officer of the Borrower that they fairly present the financial condition and results of operation of the Borrower and its Subsidiaries, as at the dates and for the periods indicated, as appropriate;

                          (iv) Officer's and Compliance Certificate: together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) and Officer's Certificate of the Borrower stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to by made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; and (b) a certificate (a "Compliance Certificate") in a form satisfactory to the Agent demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the provisions of subsection 2.6 and Section
         6;

                 (v) Reconciliation Statement: if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements, the financial statements of the Borrower and its consolidated Subsidiaries delivered pursuant to subsections (ii), (iii) or (xii) of this subsection 5.1 (b) will differ in any material respect from the financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to subsection (ii),
         (iii) or (xii) following such change, financial statements of the Borrower and its consolidated Subsidiaries prepared on a pro forma basis, for (y) the current year to the effective date of such change and (z) the one full fiscal year immediately preceding the fiscal year in which such change is made, as if such change had been in effect during such period;

                 (vi) Accountants' Certification: together with each delivery of consolidated financial statements of the Borrower and its Subsidiaries pursuant to subdivision (iii) above, to the extent available, a written statement by the independent public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Default with respect to accounting matters that would not be disclosed in the course of their audit examination and (c) stating that, based on their audit examinations nothing has come to their attention that causes them to believe that the information contained in the Compliance Certificate delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

                 (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all significant reports submitted to the Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

                 (viii) Reports and Filings: within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                 (ix) Events of Default etc.: promptly upon, but in any event no later than two Business Days after, any officer of the Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Default, or becoming aware that any Lender or the Agent has given any notice or taken any other action with respect to a claimed Event of Default or Default under this Agreement,
        (b) that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7(b) and (e), (c) of any condition or event that would be required to be disclosed in a current report filed by the Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof) or (d) of any condition or event which has had or could reasonably be expected to have a Material Adverse Effect (which, for such purposes, shall be determined with respect to the Borrower individually), an Officer's Certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                 (x) Litigation: promptly upon any officer of the Borrower obtaining knowledge of (a) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by the Borrower or the other Loan Parties to the Lenders or (b) any material adverse development in any such action, suit, proceeding, governmental investigation or arbitration that, in any case:

                           (y) involves claims in excess of $1,000,000 in the aggregate; or

                           (z) would reasonably be expected to cause a Material Adverse Effect;

         the Borrower shall promptly give notice thereof to the Lenders and provide such other information as may be reasonably available to them to enable the Lenders and their counsel to evaluate such matters;

                 (xi) ERISA Events. promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event in connection with any Employee Benefit Plan or any trust created thereunder, with a written notice specifying the nature thereof, what action the Borrower or ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                   (xii)  ERISA Notices: with reasonable promptness, copies of
         (a) all notices received by the Borrower or any of its ERISA Affiliates from the PBGC relating to an ERISA Event, (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, if any, and (c) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event;

                   (xiii) Financial Plans: as soon as practicable and in any event no later than the 30 days after the end of any fiscal year of the Borrower, a budget and financial forecast for the Borrower and its Subsidiaries including, (a) a forecasted operating cash flows statement of the Borrower and its Subsidiaries for the next succeeding fiscal year, (b) forecasted operating cash flows statement of the Borrower and its Subsidiaries for each fiscal quarter of the next succeeding fiscal year and (c) such other information and projections as any Lender may reasonably request, in each case, in a format satisfactory to the Agent; and

                   (xiv) Other Information: with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries or Affiliates as from time to time may be reasonably requested by any Lender.

                 5.2 Maintenance of Existence, etc.. Except as permitted by subsection 6.7, preserve and keep in full force and effect its corporate or partnership existence, as the case may be, and rights and franchises material to its business.

                 5.3 Payment of Taxes and Claims: Tax Consolidation. Pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property, non-payment of which would cause a Material Adverse Effect, before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. Neither the Borrower nor any of its Subsidiaries will file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower or its Subsidiaries).

                 5.4 Maintenance of Properties: Insurance. Maintain in good repair, working order and condition all material properties used or useful in the business of the Borrower and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate (as reasonably determined by the Borrower) repairs, renewals and replacements thereof. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries (including without limitation, business interruption insurance and insurance on plant, property and equipment) against loss or damage of the kinds customarily carried or maintained under similar circumstances by entities of established reputation engaged in similar businesses and shall maintain key man life insurance in a benefit amount payable to the Company of not less than $5,000,000 for Paxson. On or before the end of the second fiscal quarter of each fiscal year, the Borrower shall submit to the Agent an Officers' Certificate updating the information contained in Schedule 3.16 as of such date. Each such policy of insurance (other than business interruption insurance) shall name the Agent as the loss payee or as additional insured, as the Agent may require, for the benefit of the Lenders thereunder and provide for at least thirty (30) days prior written notice (or such other period as is customary in the industry) to the Agent of any material modification or any cancellation of such policies.

                 5.5 Inspection, Lender Meeting. Subject to subsection 9.15, permit any authorized representatives designated by the Agent to visit and inspect any of the properties of the Borrower, any of its Subsidiaries or any Broadcast Station, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, the Borrower will, upon the request of the Required Lenders, participate in a meeting with the Agent and the Lenders once during each fiscal year to be held at the Borrower's corporate offices at such time as may be agreed to by the Borrower an the Required Lenders.

                 5.6 Compliance with Laws, etc. (a)(i) Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, including, without limitation, the Communications Act, noncompliance with which could reasonably be expected to cause a Material Adverse Effect and (ii) comply in all material respects at all times with all provisions of all FCC Licenses, certifications and permits, franchises or other permits and authorizations relating to the operation of the Broadcast Stations and all other material agreements, licenses and leases to which it is a party or of which it is a beneficiary and suffer no loss or forfeiture thereof or thereunder except for any non-compliance or a loss or forfeiture which does not have and could not reasonably be expected to have a Material Adverse Effect; and

                 (b) Not engage in any transaction or permit the occurrence of any act or omission, and shall cause each ERISA Affiliate not to engage in any transaction or to permit the occurrence of any act or omission, which would constitute, or would give rise to, an ERISA Event which would cause a Material Adverse Effect.

                 5.7 Compliance with Related Documents. Comply at all times with the covenants under the Related Documents except for any failure to comply which could not reasonably be expected to result in a Material Adverse Effect or an Event of Default or Default, or otherwise adversely affect the interests of the Lenders under this Agreement or any of the other Loan Documents. The Borrower and its Subsidiaries shall deliver to the Agent copies of all reports, notices and other information received or required to be delivered by the Borrower and its Subsidiaries with respect to the Related Documents, if so requested by any Lender or if such information relates to any matter or matters which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.8 Environmental Disclosure and Inspection. (a) Comply, and undertake all reasonable efforts to ensure that all tenants under any lease or occupancy agreement affecting any portion of the Facilities and all other Persons on or occupying such property comply, in all materials respects with all Environmental Laws, provided that upon teaming of any noncompliance with Environmental Laws by the Borrower or any of its Subsidiaries, shall promptly undertake all reasonable efforts to remedy such non-compliance.

     (b) Agree that the Agent is entitled (but has no obligation), from time to time (upon the Agent's determination in its reasonable discretion that any of the following is advisable), upon notice to the Borrower and as often as may reasonably be requested, retain, at the Borrower's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for the Borrower and to conduct its own investigation of any Facility. The Borrower hereby grants to the Agent, its agents, employees, consultants and contractors the right to enter into or on to the Facilities upon reasonable notice and at such times during normal business hours and as often as may reasonably be requested to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. The Borrower may receive copies of any reports prepared by independent experts, but the Lenders shall have no duty to disclose or discuss any information produced by such reviews or investigations with the Borrower or any of its Subsidiaries.

     (c) Promptly advise the Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Material (of which the Borrower is aware) required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to Environmental Claims or any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by the Borrower or any other Person in response to (a) any Hazardous Material on, under or about any Facility, the existence of which could reasonably be expected to result in an Environmental Claim having a Material Adverse Effect or (b) any Environmental Claim that could reasonably be expected to have a Material Adverse Effect, (iv) the Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be classified as a "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws that could reasonably be expected to have a Material Adverse Effect, and (v) any request for information from any governmental agency that indicates such agency is investigating whether the Borrower or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

     (d) Promptly notify the Lenders'of any proposed acquisition or disposition of stock, assets, or property by any Loan Party, that could reasonably be expected to expose the Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could have a

Material Adverse Effect and of any proposed action to be taken by the Borrower or any of its Subsidiaries to commence or cease manufacturing, industrial or other operations that could reasonably be expected to subject the Borrower or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

     (e) At their own expense, provide copies of such documents or information as the Agent may reasonably request in relation to any matters disclosed pursuant to this subsection.

     5.9 Hazardous Materials; the Borrower's Remedial Action. Take promptly any and all necessary remedial action required by all applicable Environmental Laws and perform such remedial action in compliance with all applicable Environmental Laws and orders and directives of all federal, state and local governmental authorities except when and only to the extent that the Borrower's or such Subsidiary's liability for the presence, storage, use, disposal, transportation or discharge of any Hazardous Material is being contested in good faith by the Borrower or such Subsidiary by appropriate proceedings, and the pendency of such proceedings is not reasonably likely to give rise to a Material Adverse Effect.

     5.10 FCC Licenses, (a) Use their best efforts to keep in full force and effect all of the FCC Licenses of the Borrower, if any, and its Subsidiaries. The Loan Parties shall provide a copy of any (or, in the event of any notice based on knowledge of such Loan Parry, a brief description of such default and the basis of such knowledge) notice from the FCC of any violation with respect to any FCC License received by it or any of its respective Subsidiaries (or with respect to which any of such Loan Parties may have any knowledge).

     (b) The Borrower shall establish and maintain wholly-owned License Subsidiaries for the purpose of holding the FCC Licenses related to the Broadcast Stations owned by them on and after the Closing Date and shall cause the License Subsidiaries not to own any material assets other than the FCC Licenses or to have any material liabilities (other than pursuant to the Subsidiary Guarantee or the guarantees with respect to the Senior Subordinated Notes). At all times on and after the date hereof (or (i) in the case of those FCC Licenses described in Schedule 5. 1 0, as soon as practicable following the date hereof and at all times thereafter or (ii) in the case of any FCC License acquired subsequent to the date hereof with respect to which it is not practicable to cause such FCC License to be acquired directly by a License Subsidiary, as soon as practicable following the date of acquisition and at all times thereafter), the Borrower shall, and shall cause its Subsidiaries to, cause each new FCC License issued by the FCC to be issued to, and held by, a License Subsidiary.

     5.11 Additional Loan Parties. In the event that (i) any Permitted Purchase is to be made by any Subsidiary or Affiliate of the Borrower and such Subsidiary or Affiliate is not a Loan Party hereunder or under any of the other Loan Documents immediately prior to the consummation of any such transaction, or (ii) the Borrower proposes for any other reason to add any Subsidiary or Affiliate thereof as a Loan Party hereunder (each such Subsidiary or Affiliate in any case referred to herein as an "Additional Loan Party" and collectively as the

     "Additional Loan Parties"), then, on or before the consummation of any such transaction or addition as a Loan Party hereunder, such Additional Loan Party shall deliver appropriate counterparts and assumptions of each Loan Document to which it is to be a party and all such documents, opinions of counsel, certificate and instruments as such Additional Loan Party would have been required to deliver pursuant to subsection 4.1 had such Additional Loan Party been a Loan Party hereunder on the Closing Date and such other documents, certificates, instruments and assurances as are consistent with the provisions of subsection 2.18 and Section 4 in relation to such Additional Loan Party's proposed status hereunder and under the other Loan Documents (including, without limitation, taking into consideration whether the obligations of such Additional Loan Party are to be of a limited recourse nature or otherwise), all as shall be determined at the time such Additional Loan Party is approved by the Agent. Upon satisfaction of the foregoing conditions, such Additional Loan Party shall be a Loan Party for all purposes hereunder and under the other Loan Documents.

     5.12 Schedule Supplements. Each of the Schedules referred to in subsection
3.1 shall be automatically amended from time to time upon written notice by the Borrower to the Agent and the Lenders to reflect additional information described in such notice under this Agreement including, without limitation, the addition (or deletion) of any Subsidiaries, Broadcast Stations, FCC Licenses or LMA Agreements resulting from a Permitted Purchase or any other transaction permitted hereunder, and any modifications resulting from the renewal or additional grant of any FCC Licenses or LMA Agreements. Without limiting the foregoing, on the request of the Agent or any Lender (in the event that such information is not otherwise delivered by the Borrower to the Agent or the Lenders pursuant to this Agreement), the Borrower will supplement each Schedule hereto, or representation herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided, that such supplement to such Schedule or representation shall not be deemed an amendment thereof if such amendment would require the consent of the Required Lenders under the terms of this Agreement, unless expressly consented to in writing by the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Lenders of any Event of Default or Default disclosed therein.

     5.13 Corporate Separateness: Tax Sharing Agreement. (a) Cause the management, business and affairs of each Unrestricted Subsidiary to be conducted in such a manner so that such Unrestricted Subsidiary will be perceived as a legal entity separate and distinct from the Borrower and its Subsidiaries.

     (b) Enter in a tax sharing agreement on terms and conditions customary and reasonably satisfactory to the Agent if the Agent shall reasonably determine that such an agreement is necessary to provide for the fair and reasonable allocation of federal, state and local tax liabilities and benefits between and among (i) the Borrower and its Subsidiaries and (ii) any Unrestricted Subsidiaries.

                          SECTION 6. NEGATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     6.1 Financial Condition Covenants. (a) Leverage Ratio. Pemnit the Leverage Ratio as of the last day of each calendar quarter occurring during any of the periods set forth below to be greater than the correlative ratio indicated:

                  Period Ended                Leverage Ratio
         ==================================== ==============
         Closing  Date - March  31,  1997        6.35:1.00
         April  1,  1997 - September 30, 1997    6.25:1.00
         October 1, 1997 - September 30, 1998    5.50:1.00
         October 1, 1998 - thereafter            5.00:1.00


     (b) Cash Interest Coverage. Permit the ratio of (y) Adjusted Consolidated Operating Cash Flow to (z) Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for the four quarter period ending on the last day of each calendar quarter occurring during the periods specified below to be less than the correlative ratio indicated:

                                              Cash Interest
                      Period                  Coverage Ratio
         ==================================== ==============
         Closing Date -
         March 31, 1997                          1.40:1.00
         April 1, 1997 - December 31, 1998       1.50:1.00
         Thereafter                              2.00:1.00

     (c) Senior Debt Ratio. Permit the Senior Debt Ratio as of the last day of each calendar quarter occurring during any of the periods set forth below to be greater than the correlative ratio indicated:

                                                                           59
                                                  Senior
                   Period Ended                 Debt Ratio
        ======================================  ==========
        Closing Date - September 30, 1997       4.00:1.00
        October 1, 1997 - September 30, 1998    3.75:1.00
        October 1, 1998 - and thereafter        3.50:1.00

     (d) Fixed Charge Coveage. Permit the ratio of (y) Adjusted Consolidated Operating Cash Flow to (z) Consolidated Fixed Charges of the Borrower and its Subsidiaries for the twelve consecutive month period ending as of the last day of any calendar quarter to be less than 1.10:1.00.

     (e) Cash Flow from LMA-Agreernents. Permit more than 25% of Consolidated Operating Cash Flow to be earned or generated pursuant to LMA Agreements for any fiscal period.

     6.2 Limitation LM. Create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

     (a)  Indebtedness under the Loan Documents;

     (b) Contingent Obligations permitted by subsection 6.5 and, upon any obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

     (c) purchase money Indebtedness incurred in the ordinary course of business not in excess of $20,000,000 in the aggregate outstanding at any time;

     (d) Indebtedness in respect of Capital Leases not in excess of $10,000,000 in the aggregate outstanding at any time;

     (e) (i) the Senior Subordinated Notes, the Exchangeable Preferred Stock, any Exchangeable Preferred Stock issued in accordance with subsection 6.2(i) or
(j)(ii), any Exchange Debentures issued in accordance with subsection 6.2(h) or
(j)(i) and (ii) Indebtedness existing as of the Closing Date as set forth in
Schedule 6.2(e), and renewals, refinancings, extensions and modifications of any Indebtedness described in this paragraph (e) which do not increase the principal amount thereof and which, after giving effect thereto, contain terms and conditions (including, without limitation, subordination provisions (if any), covenants and events of default) that are no more favorable in any material respect to the holders thereof than the terms and conditions thereof applicable before giving effect thereto;

     (f) Indebtedness of the Borrower or any Subsidiary to any Subsidiary and of any Subsidiary to the Borrower or any Subsidiary;

     (g) Unsecured Indebtedness of the Borrower in an aggregate principal amount not in excess of $150,000,000 at any time outstanding; provided that (i) (x) no part of the principal of such Indebtedness is stated to be payable or is required to be paid in cash (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to October 1, 2002, and the payment of the principal of and interest on which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of the Borrower to the Agent and the Lenders hereunder on terms and conditions and (y) otherwise containing terms, covenants and conditions, in the case of clauses (x) and (y), satisfactory in form and substance to the Agent, as evidenced by its prior written approval thereof, (ii) the term and conditions of such Indebtedness (including, without limitation, subordinated provisions, covenants and events of default) are no more favorable in any material respect to the holders thereof than the terms and conditions of the Senior Subordinated Notes applicable to the holders thereof and (iii) at the time of issuance of such Subordinated Debt no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (h) Exchange Debentures issued in exchange for Exchangeable Preferred Stock in accordance with the provisions of the applicable Certificate of Designations (as in effect on the date hereof) and the Exchange Debenture Indenture (as in effect on the date hereof); provided that at the time of issuance of such Exchange Debentures no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (i) additional Exchangeable Preferred Stock in an aggregate amount not to exceed $40,000,000; provided that (i) at the time of issuance of such Exchangeable Preferred Stock no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) such issuance shall occur prior to December 3 1, 1997;

     (j) (i) Exchange Debentures issued as interest on other Exchange Debentures in accordance with the Exchange Debenture Indenture and (ii) Exchangeable Preferred Stock issued as dividends on other Exchangeable Preferred Stock in accordance with its Certificate of Designation; and

     (k) additional unsecured Indebtedness of the Borrower not exceeding $10,000,000 in aggregate principal amount at any one time outstanding.

     6.3 Liens and Related Matters.

     (a) Prohibitions on Liens. Create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

     (i) Permitted Encumbrances;

     (ii) Liens securing purchase money Indebtedness permitted pursuant to subsection 6.2(c); provided that such Liens shall encumber only the assets purchased with the proceeds of such Indebtedness;

     (iii) Liens granted pursuant to the Loan Documents;

     (iv) Liens securing Capital Leases permitted under subsection 6.2(d); and

     (v) Liens on assets listed on Schedule 6.2(e) securing Indebtedness on
Schedule 6.2(e), other than Liens in respect of the Senior Subordinated Notes and the Preferred Stock.

     (b) Eguitable Lien in Favor of the Leaders. Create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of this subsection, unless the Borrower and its Subsidiaries make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by the Required Lenders to any creation or assumption of any such Lien not permitted by the provisions of this subsection.

     (c) No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness otherwise permitted pursuant to subsections 6.2 and 6.3 or to be sold pursuant to an executed agreement with respect to an Asset Sale or Asset Swap, enter into any agreement prohibiting (i) the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired or (ii) any incurrence of any Contingent Obligations.

     (d) No Restrictions on Subsidiary Distributions to the Borrower. Except as provided herein, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock, partnership interests or other interests, as the case may be, owned by the Borrower or any Subsidiary of the Borrower, (b) subject to subordination provisions any payments in respect of any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any Subsidiary of the Borrower or (d) transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower.

     6.4 Investments; Joint Ventures. Make or own any Investment, directly or indirectly, in any Person including any Joint Venture, except:

     (a) Investments in Cash and Cash Equivalents;

     (b) Consolidated Capital Expenditures otherwise permitted herein;

     (c) Investments arising from Barter Transactions; provided, however, that no Barter Transaction giving rise to Investments may be consummated (A) if (i) at such time of consummation an Event of Default or Default shall have occurred and be continuing or (ii) after giving effect to such Barter Transaction, the aggregate value o advertising sold pursuant to all Barter Transactions for the Borrower and its Subsidiaries during any calendar year would exceed $5,000,000, and (B) unless all personal property received by the Borrower pursuant to any one or more Barter Transactions (including, without limitation, any notes, instruments, securities or other evidence of equity interests or indebtedness) the value of which exceeds $1,000,000 shall be pledged and, if required by the Security Documents, delivered to the Agent, on behalf of the Lenders, unless otherwise consented to in writing by the Agent, as "Collateral" under the Borrower Pledge Agreement or the Borrower Security Agreement;

     (d) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $35,000,000; provided that (i) the proceeds thereof are used to make an acquisition of a Core Business in circumstances where such acquisition would not constitute a Permitted Acquisition or an acquisition of a Non-Core Business and
(ii) at the time of such acquisition no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (e) Investments (including, without limitation, Investments in Unrestricted Subsidiaries) made solely with (x) any proceeds of the sale or issuance of equity Securities by the Borrower or any Subsidiary which are not used to make an optional payment or prepayment permitted by subsection 6.14(c) or (y) with equity Securities of the Borrower;

     (f) Investments in effect on the Closing Date as set forth on Schedule 6.4(f);

     (g) the exercise of any option acquired in connection with a Permitted Acquisition permitted by subsection 6.4(j) or a Preapproved Acquisition permitted by subsection 6.4(k); provided that at the time of such exercise no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (h) Investments consisting of promissory notes or other securities issued by a purchaser to the extent the Borrower or any Subsidiary receives less than 100% cash consideration in an Asset Sale as permitted by subsection 6.7(b);

     (i) Investments by the Borrower in its Subsidiaries and Investments by Subsidiaries in the Borrower and in other Subsidiaries;

     (j) any acquisition (it being understood that, as used in this paragraph, the term "acquisition" shall mean any acquisition by means of a purchase of stock or assets or a merger or other similar transaction and shall also include a transaction in which a Loan Party (i) enters into an LMA Agreement with the owner of a radio station or television station, (ii) either makes a loan to, or guarantees a loan made by a third party to, such owner secured by a Lien on the assets of such radio station or television station and (iii) obtains an option to acquire the FCC License covering such radio station or television station that satisfies the requirements of clause (v)(B) of this paragraph) not otherwise permitted under this subsection 6.4 (each such transaction referred to herein as a "Permitted Acquisition" and collectively as the "Permitted Acquisitions"), on the following terms and conditions: (i) (A) such Permitted Acquisition involves the acquisition of a Core Business located in either (x) an "Area of Dominant Influence" ranked numbers I to 100 or (y) an "Area of Dominant Influence" in the state of Florida in which the Borrower or one of its Subsidiaries owns on the date hereof a television station or a radio station or (B) such Permitted Acquisition involves the acquisition of a Core Business and the aggregate consideration paid or to be paid by the Borrower or its Subsidiaries for all such Core Businesses acquired pursuant to this subsection 6.4(j)(i)(B) subsequent to the date hereof shall not exceed $25,000,000, (ii) such Core Business is projected by the Borrower to have operating cash flow for the period commencing on the date of such Permitted Acquisition through the Termination Date; (iii) after giving effect to such Permitted Acquisition and the borrowing of any Loan in connection therewith, no Event of Default or Default shall exist; (iv) such Permitted Acquisition shall be consummated pursuant to documents containing terms and conditions in form and substance satisfactory to the Agent and the Borrower shall satisfy the requirements of subsection 5.11 in connection therewith, (v) such acquisition shall result in the assets so acquired being owned by the Borrower or a wholly owned Subsidiary of the Borrower and, if such Permitted Acquisition involves the acquisition of a television station or a radio station, the Borrower or a wholly owned Subsidiary shall have acquired in connection therewith either (A) the FCC License held by such Core Business or (B) an option to acquire such FCC
License for a period greater than five years and (vi) if such Permitted Acquisition involves the acquisition of a television station or a radio station and is funded with the proceeds of Loans the FCC shall have approved such acquisition and the FCC's order of approval shall have become final and non-appealable and nonchallengeable;

     (k) Preapproved Acquisitions; provided that at the time of such acquisition no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (1) Investments by the Borrower or any Subsidiary arising from the acquisition of any Equivalent Assets in connection with any Asset Swap, provided that, (i) such Investment satisfies the requirements for a Permitted Acquisition specified in subsection 6.4(j) (it being agreed that, if the Borrower or any Subsidiary gives consideration for the Equivalent Assets acquired by it in connection with such Asset Swap that is in addition to the assets transferred by it in exchange therefor, such . additional consideration shall be included in determining compliance with subclause (i)(B) of said subsection (to the extent applicable) in connection with such Asset Swap and all subsequent determinations of whether the requirements for a Permitted Acquisition shall be satisfied, (ii) after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing and (iii) no Asset Swap shall be permitted in any calendar year if, after giving effect thereto, all the assets transferred by the Borrower and its Subsidiaries pursuant to Asset Swaps during such calendar year shall have generated during the immediately preceding calendar year an aggregate amount of Consolidated Operating Cash Flow that exceeds 10% of Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for such immediately preceding calendar year; and

     (m) Investments constituting acquisitions of equity interests in and/or loans to (i) the owner of a radio station or television station or (ii) the holder of a permit from the FCC to construct a radio station or television station, provided that (1) the Borrower or another Loan Party holds an option to acquire such radio station or television station, (2) any such loan is secured by the assets of such radio station or television station, (3) the acquisition of such radio station or television station, when completed pursuant to the option described in clause (1) above, will constitute a Permitted Acquisition,
(4) the holder of such Investment shall create in favor of the Agent, for the ratable benefit of the Lenders, a first priority Lien on such Investment and (5) the aggregate principal amount of all such Investments described in this paragraph shall not exceed $25,000,000 at any one time outstanding.

     6.5 Contingent Obligations. Create or become or be liable, directly or indirectly, with respect to any Contingent Obligation except:

     (a) Contingent Obligations incurred pursuant to the Loan Documents;

     (b) Contingent Obligations in respect of Interest Rate Agreements in a notional amount not in excess of the aggregate principal amount of the Indebtedness of the Borrower and its Subsidiaries the interest rate on which is not fixed;

     (c) Contingent Obligations resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

     (d) Contingent Obligations in respect of Operating Leases;

     (e) Contingent Obligations in respect of Indebtedness permitted under subsection 6.2(e); and

     (f) Contingent Obligations in respect of loans by third parties to owners or holders of options to acquire LMA Radio Stations or LMA Television Stations otherwise permitted by subsection 6.4(j) and in respect of obligations not exceeding $65,000,000 in aggregate principal amount at any time outstanding.

     6.6 Restricted Payments. Declare, order, pay, make or set apart any sum, directly or indirectly for any Restricted Payment except, so long as no Event of Default or Default has occurred and is continuing or would result therefrom:

     (a) so long as the Leverage Ratio of the Borrower and its Subsidiaries as of the last day of the most recently ended calendar quarter is less than 4.50:
1.00, the Borrower may pay in cash annual dividends owed to the holders of the Cumulative Preferred Stock and the Exchangeable Preferred Stock in accordance with the terms and conditions of their respective Certificate of Designations;

     (b) Restricted Payments with any proceeds from the issuance of equity Securities permitted by subsection 6.7(d);

     (c) payments under time brokerage agreements and LMA Agreements; provided such payments are made in the ordinary course of business and such agreements are no less favorable to the Borrower or any Subsidiary, as the case may be, than those that would otherwise be obtained in an arms-length transaction;

     (d) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

     (e) the Borrower may from time to time exchange Exchangeable Preferred Stock for an equal amount of Exchange Debentures to the extent permitted by subsection 6.2(h); provided that the exchange of 100% (but not less than 100%) of the Exchangeable Preferred Stock outstanding at any time shall be subject to the Agent's consent (which may be withheld for any reason or no reason at all in the Agent's sole discretion);

     (f) any redemption of the Cumulative Preferred Stock (including any accrued pay-in-kind dividends) on or prior to December 31, 1997;

     (g) any additional redemption in an amount not to exceed $100,000; and

     (h) (i) Exchange Debentures issued as interest on other Exchange Debentures in accordance with the Exchange Debenture Indenture and (ii) Exchangeable Preferred Stock issued as a dividend on other Exchangeable Preferred Stock in accordance with its Certificate of Designation.

     6.7 Restriction on Fundamental Changes: Asset Sala, Alter the corporate, partnership, capital or legal structure of the Borrower or any of its Subsidiaries or enter into any transaction of merger, or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including, without limitation, any of the capital stock or partnership interests held by such Person in any of its Subsidiaries), whether now owned or hereafter acquired (other than in the ordinary course of business), or acquire by purchase, lease or otherwise (in one transaction or a series of related transactions) all or any part of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time, except:

     (a) Consolidated Capital Expenditures otherwise permitted herein;

     (b) Asset Sales so long as (w) the consideration received shall be an amount at least equal to the fair market value thereof; (x) at least 85% of the consideration received shall be Cash; (y) the proceeds of such Asset Sale are applied as required by subsection 2.6(d); and (z) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (c) Investments permitted by subsection 6.4; and

     (d) the issuance of equity Securities of the Borrower and its Subsidiaries not otherwise prohibited by this Agreement; and

     (e) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any Asset Swap, provided that (i) the consideration received therefor shall be at least equal to the fair market value thereof, (ii) if and to the extent that the Borrower or any Subsidiary receives consideration for the assets transferred by it in connection with such Asset Swap that is in addition to the Equivalent Assets received in exchange therefor, such Asset Swap shall be deemed to be an Asset Sale and shall be permitted only if the provisions of subsection 6.7(b)(y) shall be complied. with in connection therewith and (iii) no Asset Swap shall be permitted in any calendar year if, after giving effect thereto, all the assets transferred by the Borrower and its Subsidiaries pursuant to Asset Swaps during such calendar year shall have generated during the immediately preceding calendar year an aggregate amount of Consolidated Operating Cash Flow that exceeds 10% of Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for such immediately preceding calendar year.

     6.8 [INTENTIONALLY LEFT BLANK].

     6.9 Sales and Lease-Backs. Become or remain liable, directly or indirectly, as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries), or (ii) which the Borrower or any such Subsidiary of the Borrower intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any such Subsidiary of the Borrower to any Person (other than the Borrower or one of its Subsidiaries) in connection with such lease.

     6.10 Sale or Discount of Receivables. Sell, directly or indirectly, any of their notes or accounts receivable other than in the ordinary course of business.

     6.11 Transactions with Shareholders and Affiliates. Enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), directly or indirectly, with any holder (other than any Subsidiary directly or indirectly wholly owned by the Borrower) of 5% or more of any class of equity Securities or other interests of the Borrower or any of its Subsidiaries or with any Affiliate of the Borrower or of any such holder, as the case may be, on terms that are less favorable to the Borrower or any Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate.

     6.12 Disposal of Subsidiary Stock. Except as permitted by subsection 6.7:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests, or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests, or other securities of (or warrants, rights or options to acquire shares or other securities of) any of its Subsidiaries, except to the Borrower, a Subsidiary of the Borrower, or to qualify directors if required by applicable law.

     6.13 Conduct of Business. Engage in any business other than (i) a Core Business, (ii) the ownership of Unrestricted Subsidiaries acquired in connection with Investments permitted by subsections 6.4(d) and (e) and (iii) such other lines of business as may be consented to by the Agent and the Required Lenders; provided that neither the Borrower nor any of its Subsidiaries (other than a License Subsidiary) shall directly own or hold any FCC License applicable to its business, it being understood that all such interests, if owned, shall be owned and maintained by the License Subsidiaries. Notwithstanding anything to the contrary in this Agreement, including, without limitation, any references to "Subsidiaries", (A) neither the Borrower nor any of its Subsidiaries shall (i) except as permitted by subsection 6.4, create or acquire any interest in a Subsidiary after the Closing Date other than maintenance of their interests in their respective Subsidiaries as of the Closing Date, or (ii) operate, or (except through its ownership of an Unrestricted Subsidiary) hold any interest in, any television or radio broadcast station, cable, microwave or other television signal transmission system other than the ownership and operation of Broadcast Stations and (B) no License Subsidiary of the Borrower shall engage in any business or incur any liabilities other than the ownership of its FCC Licenses and the execution, delivery and performance of the Loan Documents and Related Documents to which it is a party and activities necessary to the foregoing.

     6.14 Amendments or Waivers of Related Documents and Charter Documents:
Limitation on Optional Payments.

     (a) Agree to any amendment to, or waive any of its lights under, any of the Re lated Documents (other than non-material amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to the Borrower or any of its Subsidiaries or the Agent or any Lender), without obtaining the written consent, not to be unreasonably withheld, of the Agent and the Required Lenders to such amendment or waiver.

     (b) Agree to any amendment to, or waive any of its rights under, its articles of incorporation (including but not limited to the Certificate of Designations), by-laws, partnership agreement or other documents relating to its capital stock or other equity interests of the Borrower or its Subsidiaries (other than amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to the Borrower or any of its Subsidiaries or the Agent or any Lender) without, in each case, obtaining the written consent of the Agent and the Required Lenders to such amendment or waiver.

     (c) Other than with the Net Cash Proceeds of the sale or issuance of equity Securities or in connection with any refinancing of Indebtedness permitted under subsection 6.2, make any optional payment or prepayment on or redemption, defeasance or purchase of any Indebtedness (excluding the Obligations, but including but not limited to the Exchangeable Preferred Stock, Exchange Debentures, Senior Subordinated Notes or Subordinated Debt), except that the Exchangeable Preferred Stock and the Cumulative Preferred Stock may be redeemed to the extent permitted by subsections 6.6(e) and 6.6(f), respectively; or amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to (i) any Indebtedness other than the Obligations and the preferred stock (other than any such amendment, modification or change (including, without limitation, pursuant to a waiver) which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or pursuant to Section 8.01 of the Senior Subordinated Note Indenture or Section
8.01 of the Exchange Debenture Indenture), or (ii) the subordination of the Senior Subordinated Notes, the Exchange Debentures or Subordinated
Debt.

     6.15 Fiscal Year, Change its fiscal year-end from December 31 without the consent of the Required Lenders.

                          SECTION 7. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Failure of any Loan Party to pay any installment of principal of any Loan when due in accordance with the terrns thereof or hereof; or any Loan Party shall fail to pay any interest on any Loan when due or any other amount due pursuant to the Loan Documents within two Business Days after the date due in accordance with the terms thereof or hereof, or

          (b) Failure of any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary, to pay when due (x) any principal or interest on any Indebtedness (other than Indebtedness referred to in paragraph (a) of this Section and intercompany debt) in an individual principal amount of $5,000,000 or more or items of Indebtedness with an aggregate principal amount of $5,000,000 or more or (y) any Contingent Obligation in an individual principal amount of $5,000,000 or more or Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or

     (c) Breach or default of any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary, with respect to any other material term of (i) (x) any evidence of any Indebtedness (other than intercompany debt) in an individual principal amount of $5,000,000 or more or items of Indebtedness (other than intercompany debt) with an aggregate principal amount of $5,000,000 or more or any Contingent Obligation in an individual principal amount of $5,000,000 or more or Contingent Obligations with an aggregate principal amount of $5,000,000 or more or (y) any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be) or (ii) the Related Documents; or

     (d) Failure of the Borrower to perform or comply with any term or condition contained in subsection 5.2 or Section 6; or

     (e) 'Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or in connection herewith or therewith, shall be false in any material respect on the date as of which made; or

     (f) Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or the other Loan Documents, applicable to that Loan Party, other than those referred to elsewhere in this Section 7 and such default shall not have been remedied or waived within 30 days after the earlier of (i) receipt by the Borrower of notice from any Lender or the Agent of such default or (ii) the Borrower's knowledge of such default; or

     (g) (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or
(ii) an involuntary case is commenced against any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary, and the continuance of any such event in clause (ii) for 60 days unless dismissed, bonded or discharged, or

     (h) Any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary of any assignment for the benefit of creditors; or

     (i) The inability or failure of any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary, or the admission by any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary in writing of its inability, to pay its debts as such debts become due; or the Board of Directors (or any committee thereof) of any Loan Party or any of their respective Subsidiaries or any Unrestricted Subsidiary adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this clause (i); or

     j) Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of $5,000,000, or (ii) in the aggregate at any time an amount in excess of $5,000,000, and in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage shall be entered or filed against any Loan Party or any of their respective Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder, or

     (k) Any order, Judgment or decree shall be entered against any Loan Party or any of their respective Subsidiaries decreeing a dissolution or split-up of any Loan Party or any of their respective Subsidiaries, and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     (1) There occurs one or more ERISA Events which singly or in the aggregate results in liability to the Borrower or any ERISA Affiliate in excess of $1,000,000; or there exists, as of any valuation date for a Pension Plan, an excess of the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of the benefit liabilities (as defined in

Section 4001(a)(16) of ERISA), whether or not vested over the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no such excess) which exceeds $1,000,000; or

     (m) Any Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by the Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

     (n) Any Security Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party or the Agent shall not have or cease to have a valid and perfected first priority security interest in the Collateral other than the failure of the Agent or any Lender to take any action within its control; or

     (o) Any FCC License shall be (i) canceled, terminated or finally denied renewal for any reason; or (ii) renewed on terms which materially adversely affect the economic or commercial value or usefulness thereof; or

     (p) Any event having a Material Adverse Effect shall occur and such default shall not have been remedied or waived within 30 days after receipt by the Borrower of notice from any Lender or the Agent of such default; or

     (q) The Borrower or any of its Subsidiaries shall fail to comply with the requirements of any FCC consent obtained to consummate any acquisition; or

     (r) Any of the following shall occur (i) any Subsidiary of the Borrower shall issue or have outstanding any Capital Stock (or any security convertible into any of its Capital Stock) which is not pledged to the Agent for the benefit of the Lenders in a manner reasonably satisfactory to the Required Lenders, except to the extent listed on Schedule 7(r) or waived by the Agent or the Lenders hereunder in accordance with the terms hereof; (ii) the Borrower or a Subsidiary of the Borrower shall fail to own and control, of record and beneficially, 100% of the issued and outstanding Capital Stock of each License Subsidiary free and clear of all Liens (except Liens created pursuant to the Borrower Pledge Agreement or the Subsidiaries Pledge Agreement), except to the extent listed on Schedule 7(r) or waived by the Agent or the Lenders hereunder in accordance with the terms hereof; (iii) Paxson (or, after his death, collectively, his heirs or estate or both) shall cease to own and control, of record and beneficially, Capital Stock of the Borrower possessing the voting power under normal circumstances to cast 51 % or more of the total votes entitled to be cast for the election of directors of the Borrower and (iv) Paxson (or, after his death, collectively, his heirs or estate or both) shall no longer have the voting power or the contractual right to elect a majority of the Borrower's directors;

then, and in any such event, (A) if such event is an Event of Default specified in paragraphs (g), (h) or (i) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              SECTION 8. THE AGENT

     8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as me expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

     8.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     8.6 Non-Refiance on the Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Leaders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

     8.8 The Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     8.9 Successor the Agent. The Agent may resign as the Agent upon 10 days' notice to the Lenders and the Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and Agent and signed by Required Lenders. If the Agent shall resign or be removed as the Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "the Agent" shall mean such successor agent effective upon such appointment and approval, and the former the Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former the Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring the Agent's resignation as the Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

                            SECTION 9. MISCELLANEOUS

     9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any scheduled payment of any Loan or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or any material Subsidiary from the Subsidiaries Guarantee, in each case except in connection with any Asset Sale permitted by subsection 6.7, and in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of
Section 8 without the written consent of the then the Agent. Any such waiver and any such amendment, supplement, modification or release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1. IA in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower   Paxson Communications Corporation
                        601 Clearwater Park Road
                        West Palm Beach, Florida 33401
                        Attention: Arthur Tek
                        Fax: 407-659-4252
                        with a copy to Anthony Morrison at the foregoing address

         The Agent:     Union Bank
                        445 South Figueroa Street
                        Los Angeles, California 90071-1602
                        Attention: Christine A. Ball
                        Fax: 213-236-4096
                        with a copy to Gabriel A. Renga at the foregoing address

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.2, 2.5, 2.6, 2.7, 2.12 or 9.6 shall not be effective until received.

     9.3 No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (which are Non-Excluded Taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of its properties or assets (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation under this subsection 9.5 to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

     9.6 Successors and Assigns: Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Leader may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this

Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15,
2.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 2.15, such Participant shall have complied with the requirements of said subsection and provided further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution ("an Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register provided that (i) no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement) and (ii) after giving effect to any such assignment (other than an assignment of all of a Lender's interests under this Agreement), the assigning Lender (together with any Lender which is an affiliate of such assigning Lender) shall retain Loans and/or Commitments aggregating not less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in paragraphs (g), (h) or (i) of Section 7 shall have occurred and be continuing.

     (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment by such Lender or Assignee to the Agent of a registration and processing fee of $2,500 the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

     (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee that agrees to be bound by the terms and conditions of subsection 9.15 (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

     (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     9.7 Adjustments: Set-off, (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in paragraphs (g), (h) or (i) of Section 7, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Leader's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     9.8 Counteparts: Effectiveness. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall become effective when counterparts hereof shall have been executed by each of the parties hereto. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

     9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     9.12 Submission To Jurisdiction: Waivers. The Borrower hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     9.13 Acknowledaements. The Borrower hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

     (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     9.14 WAIVERS OF JURY TRIAL THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     9.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          PAXSON COMMUNICATIONS
                                          CORPORATION


                                          By:
                                             -----------------------------
                                             Title:


                                          UNION BANK OF CALIFORNIA, N.A.,
                                           as the Agent and as a Lender


                                          By:
                                             -----------------------------
                                             Title:


                                          THE BANK OF NEW YORK


                                          By:
                                             -----------------------------
                                             Title:


                                          CIBC, INC.


                                          By:
                                             ----------------------------
                                             Title:

                                          THE FIRST NATIONAL BANK OF BOSTON

                                          By:
                                             ----------------------------
                                             Title:

                                          FIRST UNION NATIONAL BANK OF NORTH
                                          CAROLINA


                                          By:
                                             ----------------------------
                                             Title: